Execution Version
______________________________________________________________________________
INDENTURE
Dated as of June 19, 2026
Among
NFE BRAZIL FINANCING LIMITED,
as Issuer,
THE GUARANTORS FROM TIME TO TIME PARTY HERETO,
and
WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee and Notes Collateral Agent
12.000% SENIOR SECURED NOTES DUE 2029
______________________________________________________________________________

TABLE OF CONTENTS
Section 1.01    Definitions.    1
Section 1.02    Other Definitions.    34
Section 1.03    No Incorporation by Reference of Trust Indenture Act.    35
Section 1.04    Rules of Construction.    35
Section 1.05    [Reserved].    36
Section 1.06    Certain Compliance Determinations.    36
Section 1.07    Acts of Holders.    37
ARTICLE 2

THE NOTES
Section 2.01    Form and Dating; Terms.    39
Section 2.02    Execution and Authentication.    40
Section 2.03    Registrar and Paying Agent.    40
Section 2.04    Paying Agent to Hold Money in Trust.    41
Section 2.05    Holder Lists.    41
Section 2.06    Transfer and Exchange.    41
Section 2.07    Replacement Notes.    54
Section 2.08    Outstanding Notes.    54
Section 2.09    Treasury Notes.    54
Section 2.10    Temporary Notes.    55
Section 2.11    Cancellation.    55
Section 2.12    Defaulted Interest.    55
Section 2.13    CUSIP Numbers.    56
Section 2.14    Listing of the Notes.    56
Section 2.15    Additional Amounts.    56
ARTICLE 3

REDEMPTION
Section 3.01    Notices to Trustee.    60
Section 3.02    Selection of Notes to be Redeemed or Purchased.    60
Section 3.03    Notice of Redemption.    60
Section 3.04    Effect of Notice of Redemption or Purchase.    62
Section 3.05    Deposit of Redemption or Purchase Price.    62
Section 3.06    Notes Redeemed or Purchased in Part.    63
Section 3.07    Optional Redemption.    63
Section 3.08    [Reserved].    64
Section 3.09    Offers to Repurchase.    64
i

ARTICLE 4

COVENANTS
Section 4.01    Payment of Notes    66
Section 4.02    Maintenance of Office or Agency.    67
Section 4.03    Reports and Other Information.    67
Section 4.04    Compliance Certificate.    71
Section 4.05    Taxes.    72
Section 4.06    Stay, Extension and Usury Laws.    72
Section 4.07    Limitation on Restricted Payments.    73
Section 4.08    Organizational Documents.    74
Section 4.09    Additional Indebtedness.    74
Section 4.10    Dispositions.    74
Section 4.11    Transactions with Affiliates.    74
Section 4.12    Limitation on Liens.    76
Section 4.13    Investments.    76
Section 4.14    Redemption Upon Change of Control.    76
Section 4.15    Subsidiary Guarantors.    77
Section 4.16    Security Documents; Further Assurances; Maintenance of Security    77
Section 4.17    Line of Business.    78
Section 4.18    [Reserved].    78
Section 4.19    [Reserved].    78
Section 4.20    Sale Leaseback.    78
Section 4.21    Use of Proceeds; Operating Budgets; Commitment Premium.    79
Section 4.22    No Amendments.    79
Section 4.23    Anti-Layering.    79
Section 4.24    Sale and Purchase of Gas.    79
Section 4.25    Compliance with Laws.    80
Section 4.26    Insurance.    80
Section 4.27    Maintenance Of Properties.    80
Section 4.28    Corporate Existence.    81
Section 4.29    Books and Records.    81
Section 4.30    Priority of Obligations.    82
Section 4.31    [Reserved].    82
Section 4.32    Project Documents.    82
Section 4.33    Distribution by Subsidiaries.    84
Section 4.34    Independent Engineer.    84
Section 4.35    Independent Directors.    84
Section 4.36    Restructuring Transactions.    85

ARTICLE 5

[Reserved]
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01    Events of Default.    85
Section 6.02    Acceleration.    88
Section 6.03    Other Remedies.    89
Section 6.04    Waiver of Past Defaults.    89
Section 6.05    Control by Majority.    90
Section 6.06    Limitation on Suits.    90
Section 6.07    Rights of Holders to Receive Payment.    90
Section 6.08    Collection Suit by Trustee.    90
Section 6.09    Restoration of Rights and Remedies.    91
Section 6.10    Rights and Remedies Cumulative.    91
Section 6.11    Delay or Omission Not Waiver.    91
Section 6.12    Trustee May File Proofs of Claim.    91
Section 6.13    Priorities.    92
Section 6.14    Undertaking for Costs.    92
ARTICLE 7

TRUSTEE
Section 7.01    Duties of Trustee.    93
Section 7.02    Rights of Trustee.    94
Section 7.03    Individual Rights of Trustee.    95
Section 7.04    Trustee’s Disclaimer.    95
Section 7.05    Notice of Defaults.    96
Section 7.06    Compensation and Indemnity.    96
Section 7.07    Replacement of Trustee.    97
Section 7.08    Successor Trustee by Merger, Etc.    98
Section 7.09    Eligibility; Disqualification.    98
Section 7.10    Certain Tax Matters.    98
Section 7.11    Security Documents.    99
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.    99

Section 8.02    Legal Defeasance and Discharge.    99
Section 8.03    Covenant Defeasance.    100
Section 8.04    Conditions to Legal or Covenant Defeasance.    100
Section 8.05    Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.    102
Section 8.06    Repayment to Issuer.    102
Section 8.07    Reinstatement.    102
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders.    103
Section 9.02    With Consent of Holders.    104
Section 9.03    [Reserved].    107
Section 9.04    Revocation and Effect of Consents.    107
Section 9.05    Notation on or Exchange of Notes.    107
Section 9.06    Trustee to Sign Amendments, Etc.    107
ARTICLE 10

GUARANTEES
Section 10.01    Guarantee.    108
Section 10.02    Limitation on Guarantor Liability.    109
Section 10.03    Execution and Delivery.    110
Section 10.04    Subrogation.    111
Section 10.05    Benefits Acknowledged.    111
Section 10.06    Waivers    111
Section 10.07    Release of Note Guarantees.    112
Section 10.08    Brazilian Central Bank.    112
ARTICLE 11

SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.    112
Section 11.02    Application of Trust Money.    113
ARTICLE 12

COLLATERAL
Section 12.01    Security Documents.    114
Section 12.02    Release of Collateral.    116
Section 12.03    Suits to Protect the Collateral.    117

Section 12.04    Authorization of Receipt of Funds by the Trustee Under the Security Documents.    117
Section 12.05    [Reserved].    117
Section 12.06    Powers Exercisable by Receiver or Trustee.    117
Section 12.07    Certain Limitations on Collateral.    118
Section 12.08    Notes Collateral Agent.    118
ARTICLE 13

MISCELLANEOUS
Section 13.01    Notices.    126
Section 13.02    [Reserved].    128
Section 13.03    Communication by Holders with Other Holders.    128
Section 13.04    Certificate and Opinion as to Conditions Precedent.    128
Section 13.05    Statements Required in Certificate or Opinion.    129
Section 13.06    Rules by Trustee and Agents.    129
Section 13.07    No Personal Liability of Directors, Managers, Officers, Employees and Stockholders.    129
Section 13.08    Governing Law; Jurisdiction.    129
Section 13.09    Waiver of Jury Trial.    130
Section 13.10    Force Majeure.    130
Section 13.11    No Adverse Interpretation of Other Agreements.    130
Section 13.12    Successors.    131
Section 13.13    Severability.    131
Section 13.14    Counterparts and Electronic Execution.    131
Section 13.15    Table Of Contents, Headings, Etc.    131
Section 13.16    USA Patriot Act.    131
Section 13.17    English Translations.    132
Section 13.18    English Language.    132
Section 13.19    Acknowledgment and Consent to Bail-In of Affected Financial Institutions.    132

EXHIBITS

Exhibit A	Form of Global Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture
Exhibit E	U.S. Security Agreement
v

Exhibit F	Account and Security Agreement
Exhibit G	U.K. Security Agreement
Exhibit H	CELBA I Share Fiduciary Sale Agreement
Exhibit I	NFE Power Brasil Share Fiduciary Sale Agreement
Exhibit J	CELBA I and NFE Power Latam Fiduciary Assignment Agreement
Exhibit K	NFE Power Brasil Fiduciary Assignment Agreement
Exhibit L	PortoCem Participações Fiduciary Assignment Agreement
Exhibit M	PortoCem Participações Quota Fiduciary Sale Agreement
Exhibit N	NFE Power Latam Quota Fiduciary Sale Agreement

INDENTURE, dated as of June 19, 2026, among NFE Brazil Financing Limited, a private limited company incorporated under the laws of England and Wales with registered number 15966083 (the “Issuer”), the Guarantors (as defined herein) from time to time party hereto, and Wilmington Savings Fund Society, FSB (“WSFS”), a federal savings bank, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Notes Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Issuer, the Guarantors, and the Holders as of the date hereof (the “Specified Holders”) entered into that certain Commitment Letter, dated as of May 11, 2026 (the “Commitment Letter”), pursuant to which the Initial Holders agreed to purchase Initial Notes (as defined herein) in an aggregate principal amount of $973,500,000 (the “Initial Notes Amount”);
WHEREAS, the Issuer has duly authorized the creation of and issuance of 12.000% Senior Secured Notes due 2029 with an aggregate principal amount equal to the Initial Notes Amount (the “Initial Notes”); and
WHEREAS, each Note Party has duly authorized the execution and delivery of this Indenture.
NOW, THEREFORE, the Note Parties, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01DEFINITIONS.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Account and Security Agreement” means that certain Collateral Account and Security Agreement, dated as of the Issue Date, by and among the Issuer, the Trustee and the Collateral Agent, substantially in the form of Exhibit F attached hereto.
“Account Bank” means (a) Bank of America, N.A. or (b) any other bank or trust company which is organized under or is licensed as a branch or agency under the laws of the United States of America or any state or territory thereof which has outstanding unguaranteed and unsecured long-term indebtedness that is rated at least “A-“ by S&P or “A3” by Moody’s, unless otherwise approved by the Required Holders.
“Additional Amounts” has the meaning ascribed to it in Section 2.15.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.01, 4.09 and 4.12, including any Additional Notes issued in respect of PIK Interest in accordance with the Notes and this Indenture, as part of the same series as the Initial Notes, which may be represented by the same or different CUSIP, ISIN or other similar numbers as the Initial Notes.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any U.K. Financial Institution.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent” means any Registrar or Paying Agent.
“ANEEL” means the Brazilian National Agency of Electric Power (Agência Nacional de Energia Elétrica).
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the voting stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.
(a)“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and Deposit Accounts.
“Bail-in Action” means the exercise of any write-down and conversion powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution.
“Bail-In Legislation” means: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) in relation to the U.K., Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Barcarena” means Barcarena Offshore Capital LLC, a Delaware limited liability company.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors relating to reorganization, arrangement, adjustment, winding-up, liquidation (including provisional liquidation), restructuring, dissolution, composition or other debtor relief, including, without limitation, the Brazilian Bankruptcy Law (including, without limitation, the rules that relate to any judicial reorganization, restructuring, liquidation (including provisional liquidation) extrajudicial reorganization, bankruptcy liquidation or ancillary injunctive relief requests), as revised or amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of Brazil or any other applicable jurisdiction.
“BNDES” means the Brazilian Bank of Economic and Social Development (Banco Nacional de Desenvolvimento Econômico e Social).
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors.
“BrazilCo” has the meaning ascribed to such term in the Explanatory Statement.
“Brazil Bridge Term Loan” means that certain Credit Agreement, dated as of April 14, 2026, by and among NFE Brazil Holdings Limited, an exempted company limited by shares incorporated under the laws of Bermuda, the lenders party thereto from time to time, and WSFS, in its capacity as administrative agent and collateral agent thereunder.
“Brazilian Bankruptcy Law” means Law No. 11,101, dated as of February 9, 2005.
“Brazilian Civil Code” means the Brazilian Federal Law No. 10,406, dated as of January 10, 2002.
“Brazilian Code of Civil Procedure” means Brazilian Federal Law No. 13,105, dated as of March, 16, 2015.
“Brazilian Perfection Requirements” means, in respect of (i) the Brazilian Security Documents, the registration with the competent Registry of Titles and Deeds; (ii) any Brazilian Quota Fiduciary Sale Agreement, the registration of the Lien created thereunder in the articles of association of the applicable entity,and the filing of such amendeds articles of association with the competent Commercial Registry; (iii) any Brazilian Share Fiduciary Sale Agreement the annotation in the share registry book (livro de registro de ações) of the applicable entity; and (iv) any Brazilian Fiduciary Assignment Agreement, the delivering of all notices and obtaining all consents to have the Security Documents enforceable and effective vis-à-vis third parties.

“Brazilian Quota Fiduciary Sale Agreements” means, collectively, (i) the Power Laram Quota Fiduciary Sale Agreement; and (ii) the PortoCem Participações Quota Fiduciary Sale Agreement.
“Brazilian Security Documents” means, collectively, upon execution, (i) the CELBA I Share Fiduciary Sale Agreement; (ii) the NFE Power Brasil Share Fiduciary Sale Agreement; (iii) the CELBA I and NFE Power Latam Fiduciary Assignment Agreement; (iv) the NFE Power Latam Quota Fiduciary Sale Agreement; (v) the NFE Power Brasil Fiduciary Assignment Agreement; (vi) the PortoCem Participações Fiduciary Assignment Agreement; and (vii) the PortoCem Participações Quota Fiduciary Sale Agreement.
“Brazilian Share Fiduciary Sale Agreement” means, collectively, (i) the CELBA I Share Fiduciary Sale Agreement; and (ii) the NFE Power Brasil Share Fiduciary Sale Agreement.
“Business Day” means each day which is not a Legal Holiday.
“Capacity Reserve Power Purchase Agreement” means that Capacity Reserve Power Purchase Agreement, dated as of September 2, 2022, by and between PortoCem and CCEE.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the Incurrence of a liability in accordance with GAAP.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
“Cash Equivalents” means, as at any date of determination,
(a)United States dollars, Brazilian real or such other currencies held by the Issuer and its Subsidiaries from time to time in the ordinary course of business, consistent with past practice or consistent with industry norm;
(b)(i) readily marketable securities issued or directly and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the U.S., in each case having average maturities of not more than 24 months from the date of acquisition thereof, (ii) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any member nation of the European Union) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition thereof and (iii) repurchase agreements and reverse repurchase agreements relating to any of the foregoing;
(c)readily marketable direct obligations issued by any state, commonwealth or territory of the U.S., any political subdivision or taxing authority thereof or any public instrumentality of any of the foregoing, in each case having average maturities of not more than 24 months from the acquisition thereof and having, at the time of acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;
(d)commercial paper having average maturities of not more than 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (e) below;
(e)deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within 24 months after such date and overnight bank deposits, in each case issued or accepted by any commercial bank or other financial institution having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the dollar equivalent thereof as of the date of determination) in the case of non-U.S. banks and other non-U.S. financial institutions and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;
(f)securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution meeting the qualifications specified in clause (e) above;
(g)marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(h)investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(i)Indebtedness or Preferred Stock issued by Persons with a rating of at least A from S&P or at least A2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition;
(j)shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (i) above, (ii) net assets of not less than $100.0 million and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency);
(k)investments, classified in accordance with GAAP as current assets of the Issuer or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (e) above and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (k) of this definition;

(l)investment funds investing at least 90.0% of their assets in the types of investments referred to in clauses (a) through (l) above; and
(m)investments of the type and maturity described in clauses (a) through (n) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Indenture regardless of the treatment of such items under GAAP.
“CCEE” means the Brazilian Electric Energy Commercialization Chamber (Câmara de Comercialização de Energia Elétrica).
“CELBA I” means CELBA – CENTRAIS ELÉTRICAS BARCARENA S.A.
“CELBA I and NFE Power Latam Fiduciary Assignment Agreement” means that certain Share Fiduciary Assignment Agreement under suspensive condition to be entered into by and among CELBA I, NFE Power Latam, and the Collateral Agent, substantially in form of Exhibit J attached hereto.
“CELBA I Share Fiduciary Sale Agreement” means that certain Fiduciary Sale Agreement, under suspensive condition to be entered into by and among NFE Power Brasil, CELBA I and the Collateral Agent, substantially in form of Exhibit H attached hereto.
“CELBA I Terminal” means the Liquified Natural Gas Terminal (LNG Terminal) owned by CELBA I, located in the City of Barcarena, State of Pará.
“CELBA II” means CELBA 2 – CENTRAIS ELÉTRICAS BARCARENA S.A.
“CELBA II BNDES Collateral” means the (i) pledge of all shares issued by CELBA II, any securities convertible into shares and subscription rights, as well as dividends, income and other rights arising from the ownership of such shares; (ii) pledge of machinery and equipment owned by CELBA II; (iii) fiduciary assignment (cessão fiduciária) of credit rights arising from the energy agreements executed in the regulated environment (Contratos de Comercialização de Energia no Ambiente Regulado – CCEARs) and in the free contracting environment (Ambiente de Contratação Livre – ACL); (iv) fiduciary assignment (cessão fiduciária) of any other rights and/or revenues arising from the CELBA II Project; (v) fiduciary assignment (cessão fiduciária) of credit rights arising from certain linked accounts of CELBA II; (vi) fiduciary assignment (cessão fiduciária) of rights arising from authorizations, resolutions and/or orders issued by the Brazilian Ministry of Mines and Energy and/or ANEEL; and (vii) bank-issued guarantees by financial institutions acceptable to BNDES.
“CELBA II BNDES Term Loan” means that certain agreement entered into by and between CELBA II and BNDES, dated as of October 30, 2023

“CELBA II COD” means the date in which ANEEL has issued a dispatch or an equivalent act, as provided under Brazilian law, authorizing the full commercial operation of the entire CELBA II Project.
“CELBA II Guarantee Agreement” means those certain bank-issued guarantees contracted with certain banks (“Guarantor Banks”).
“CELBA II Project” means the construction and operation of the UTE Novo Tempo Barcarena 1, gas-fired thermoelectric power plant, with an installed capacity of 624 megawatts, owned by CELBA II, located in the City of Barcarena, State of Pará.
“CELBA III Project” means the construction and operation of the UTE Novo Tempo Barcarena II, gas-fired thermoelectric power plan, with contracted capacity of approximately 100.9 megawatts, located in the City of Barcarena, State of Pará.
“Change of Control” means the occurrence of one or more of the following events after the Issue Date: the consummation of any transaction (including, without limitation, by merger, consolidation, acquisition or any other means or by any of the transactions contemplated in this Indenture) as a result of which any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), except for any “person” or “group” that consists solely of one or more Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s outstanding Capital Stock.
“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind (in each case, if applicable, as defined under GAAP).
“Clearstream” means Clearstream Banking, Société Anonyme.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
“Collateral” means all the assets and rights that from time to time are subject to a Lien granted by the Issuer or any Subsidiary, for the benefit of the Secured Parties, pursuant to any Security Document. The Collateral shall include (i) as further described in the U.K. Security Agreement, a first lien pledge on the shares of LNG Power; (ii) as further described in the CELBA I Share Fiduciary Sale Agreement, a first lien fiduciary sale under the Collateral Suspensive Condition (alienação fiduciária sob condição suspensiva) of all the shares issued by CELBA I; (iii) as further described in the NFE Power Brasil Share Fiduciary Sale Agreement, a fiduciary sale under the Collateral Suspensive Condition (alienação fiduciária sob condição suspensiva) of all the shares issued by NFE Power Brasil; (iv) as further described in the CELBA I and NFE Power Latam Fiduciary Assignment Agreement, a first lien fiduciary assignment under the Collateral Suspensive Condition (cessão fiduciária sob condição suspensiva) of the credit rights arising from insurance policies, receivables of CELBA I and certain escrow accounts; (v) as further described in the NFE Power Latam Quota Fiduciary Sale Agreement, a first lien fiduciary sale under the Collateral Suspensive Condition (alienação fiduciária sob condição suspensiva) of all the quotas issued by NFE Power Latam; (vi) as further described in the NFE Power Brasil Fiduciary Assignment Agreement, (a) a first lien fiduciary assignment under the Collateral Suspensive Condition (cessão fiduciária sob condição suspensiva) of the credit rights owned by NFE Power Brasil arising from equity interests in CELBA I, CELBA II and NFE Power Latam, and (b) a springing first lien over residual assets and cash flows arising from equity interests in CELBA II; (vii) a first lien over any other unpledged existing or future gas power contracts; (viii) as further described in the PortoCem Participações Fiduciary Assignment Agreement, (a) a first lien fiduciary assignment of the credit rights owned by

PortoCem Participações, arising from equity interests in PortoCem; (b) a springing first lien over residual assets and cash flows arising from equity interests in PortoCem; and (c) a fiduciary assignment over any and all credits arising under any intercompany loans held by PortoCem Participações against PortoCem, except for intercompany loans that are being repaid with proceeds of the Notes; (ix) as further described in the PortoCem Participações Quota Fiduciary Sale Agreement, a first lien fiduciary sale under the Collateral Suspensive Condition (alienação fiduciária sob condição suspensiva) of all the quotas issued by PortoCem Participações; (x) as further described in the Account and Security Agreement, a first lien on substantially all of the other Property of the Issuer; (xi) as further described in the Account and Security Agreement, a first lien on the Collateral Account; (xii) as further described in the U.S. Security Agreement, all intercompany loans, claims, receivables, obligations owing to or from certain Subsidiaries (as provided therein) to the Issuer, as well as owing to or from certain Subsidiaries to any other certain Subsidiaries (as provided therein), except for intercompany loans that are being repaid with proceeds of the Notes; (xiii) [reserved]; (xiv) any powers of attorney delivered pursuant to any Security Document and any other documents, agreements or instruments entered into, filed or recorded in connection with any Security Document; and (xv) any other agreement designated in writing by the Collateral Agent and any Obligor as a Security Document.
“Collateral Account” means the Revenue Account.
“Collateral Agent” means the Notes Collateral Agent and each Lumen Sub-Agent appointed by the Notes Collateral Agent as a “Collateral Agent” or an “Onshore Collateral Agent”. For the avoidance of doubt, when reference is made herein to the Collateral Agent, such reference, to the extent applicable, shall be deemed to include the Lumen Sub-Agent.
“Collateral Suspensive Condition” means the full settlement of the obligations arising from the Lumina Notes, pursuant to articles 121, 125, and subsequent articles of the Brazilian Civil Code.
“Commitment Letter” has the meaning ascribed to such term in the Preamble.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in respect of such primary obligations in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,
(n)to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(o)to advance or supply funds:
(i)for the purchase or payment of any such primary obligation, or
(ii)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
(p)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Control Agreement” means an account control agreement (or similar agreement or local law equivalent), in form and substance reasonably acceptable to the Notes Collateral Agent, executed by the applicable Note Party, and the relevant bank, securities intermediary or commodity intermediary, as applicable, party thereto, in each case, the purpose of which is to perfect a first priority Lien by control, including the Deposit Account Control Agreement.
“Controlled Investment Affiliate” means, with respect to any Person, any other Person (other than an operating Subsidiary of such Person) that: (a) directly or indirectly is Controlled by, Controls or is under common Control with such Person; and (b) is organized primarily for the purpose of making, purchasing, holding or otherwise investing in debt or equity securities or other Investments in one or more companies; provided that no portfolio company shall constitute a Controlled Investment Affiliate.
“CoreCo Group” has the meaning ascribed to such term in the Explanatory Statement.
“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business in relation to this Indenture shall be administered, which office at the date of execution of this Indenture is located at 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business in relation to this Indenture shall be conducted.
“date of determination” means the applicable date of determination for the specified amount or percentage.
“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument (within the meaning of the UCC).
“Deposit Account Control Agreement” means any Deposit Account Control Agreement, by and among the Issuer, the Account Bank and the Notes Collateral Agent, and any replacement deposit account control agreements, in each case on terms satisfactory to the Required Holders.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary under this Indenture and having become such pursuant to the applicable provision of this Indenture.
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal and natural gas) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants of the Issuer or its Subsidiaries shall constitute a Derivative Transaction.
“Designs” means any and all and any part of the following: (a) all design patents and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing; and (e) all rights corresponding to any of the foregoing.
“Disposition” or “Dispose” means the sale, transfer or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any assets, rights, titles, securities, Properties, receivables, revenues, notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), in whole or in part, on or prior to the date that is 91 days following the maturity date of the Notes at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to the date that is 91 days following such maturity date shall constitute Disqualified Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Stock, in each case at any time on or prior to the date that is 91 days following the maturity date of the Notes at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to the date that is 91 days following the maturity date of the Notes at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to the date that is 91 days following the maturity date of the Notes shall constitute Disqualified Stock) or (d) provides for the scheduled payments of dividends in cash on or prior to the date that is 91 days following the maturity date of the Notes at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof requiring the issuer thereof to, or provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to, redeem or purchase such Capital Stock upon the occurrence of any change of control, any disposition, asset sale (including pursuant to any casualty or condemnation event or eminent domain) or similar event shall not constitute Disqualified Stock.
Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing) of the Issuer or any of its Subsidiaries, or by any such plan to such directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management, member, partner, independent contractor or consultant (or by any Immediate Family Member of the foregoing) of the Issuer (or by and Subsidiary) shall be considered Disqualified Stock solely because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement that is established by the laws of the jurisdiction of organization of any of the foregoing Persons), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“DTC” means The Depository Trust Company.
“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (i) or (ii) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Energy Trading Contracts” means the power purchase agreements executed by CELBA II and listed on Schedule 4.
“English Perfection Requirements” means, in respect of any Note Party incorporated in England and Wales, the making or procuring of the registration of the Security Documents to which such Note Party is party at Companies House within twenty-one (21) days of the creation of such Collateral, in accordance with the provisions of the Companies Act 2006.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common equity or Preferred Stock of the Issuer (excluding Disqualified Stock).
“Escrow Agreement” means that certain Escrow Agreement, by and among the Issuer and WSFS, in its capacity as escrow agent.
“Exchange Act” means the Securities Exchange Act of 1934, as amended (with respect to the definitions of “Change of Control” and “Permitted Holders” only, as in effect on the Issue Date).
“Explanatory Statement” means that certain Explanatory Statement in Relation to Restructuring Plans, dated as of May 15, 2026, filed with the High Court of Justice of England and Wales proceedings under Part 26A of the Companies Act 20206 (England & Wales), relating to, among others, NFE Global Holdings Limited and NFE Brazil Newco Limited.
“fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined in good faith by the Issuer.
“Financing Documents” means, collectively, (a) this Indenture; (b) the Notes; (c) the Security Documents; (d) each Guarantor Joinder Agreement; (e) [reserved]; (f) the Escrow Agreement; (g) any Turnover Agreement; and (h) any other documents, agreements or instruments designated by the Trustee and any Guarantor as a Financing Document.
“Financing Lease” means, as applied to any Person, any obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Fitch” means Fitch Inc. and any successor to its rating agency business.
“FSRU” means, collectively, the Floating Storage and Regasification Unit – FSRU used by CELBA I in the CELBA I Terminal and by NFE Power Latam at the TGS Terminal.
“GAAP” means the relevant generally accepted accounting principles or practice in the jurisdiction that financial statements are required to be issued for statutory purposes for each of the Issuer and the Subsidiaries; provided that, for all entities incorporated in Brazil, GAAP shall mean BR GAAP, and for entities incorporated in the United Kingdom and United States of America, GAAP shall mean U.K. GAAP or U.S. GAAP, as applicable.
“Gás do Pará” means Companhia de Gás do Pará.
“Gás do Pará Gas Purchase and Sale Agreement” means that certain Gas Sale Agreement entered into by and between CELBA I and CELBA II, dated as of July 5, 2023.
“Global Intercompany Note” means the Global Intercompany Note, entered into as of February 26, 2025 evidencing all Indebtedness constituting Collateral owing to or from the Issuer and any of its Subsidiaries.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Guarantor” means each Subsidiary of the Issuer that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Issuer that thereafter guarantees the Notes in accordance with the terms of this Indenture, for such period that such Person guarantees the Notes in accordance with the terms of this Indenture (including the release provisions of Section 10.06).
“Guarantor Joinder Agreement” means a supplemental indenture, substantially in the form attached hereto as Exhibit D.
“Hedge Agreement” means (a) any agreement with respect to any Derivative Transaction between the Issuer, any Guarantor or any Subsidiary and any other Person, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” means the obligations of the Issuer, any Guarantor or any Subsidiary under any Hedge Agreement.
“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.
“Holder” means the Person in whose name a Note is registered on the registrar’s books.
“IFRS” means the international accounting standards as promulgated by the International Accounting Standards Board.
“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate- planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs, legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” as applied to any Person means, without duplication:
(q)all liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
(r)all liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(s)(i) all liabilities appearing on its balance sheet in accordance with the GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with the GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
(t)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(u)all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
(v)the aggregate Swap Termination Value of all Swap Contracts of such Person;
(w)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof; and
(x)all obligations of such Person, contingent or otherwise, arising from any put option or other repurchase or redemption rights in favor of the holder of debt securities or instruments.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Director” means, at any time with respect to any Obligor, a director of such Obligor that (1) (a) is currently serving or is appointed as Independent Director on the Issue Date (including, for the avoidance of doubt, any person currently serving as the BrazilCo Independent Director (as defined in the Restructuring Support Agreement) and satisfies the Independent Director Criteria at such time or (b) is approved by the Required Holders and satisfies the Independent Director Criteria and (2) is a duly appointed “Independent Director”.
“Independent Director Criteria” means criteria that shall be satisfied only in respect of a natural person that (a) is a BrazilCo Independent Director (as defined in the Restructuring Support Agreement or (b) (i) is a director who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience; (ii) either is approved by the Required Holders or is provided by a company nationally recognized in the United States, United Kingdom, or Brazil for providing professional independent managers, that is not an Affiliate of the Issuer or any Obligor and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director; and (iii) is not, and has never been, and will not while serving as Independent Director be, any of the following: (A) a member, partner, equity holder, manager, director, officer or employee of the Issuer or any of its equity holders, or any Affiliates of the foregoing (other than (1) equity ownership in the Issuer which (x) constitutes an immaterial amount of equity of the Issuer and (y) is not material to the net worth of such Independent Director or (2) as an Independent Director of any Obligor or any other Affiliate of the Issuer that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Person either is approved by the Required Holders or is employed by a company that routinely provides professional independent managers or directors); (B) a creditor, supplier or service provider (including provider of professional services) to the Issuer or equity holders or Affiliates, other than in connection with a nationally recognized company that routinely provides professional independent managers and other corporate services to the Required Holders or any of its equity holders or Affiliates in the ordinary course of business; (C) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or (D) a Person that controls (whether directly, indirectly or otherwise) any Person covered by clause (A), (B) or (C) above.
“Independent Engineer” means (i) Worley Engenharia Ltda. or Black & Veatch, or (ii) such other Person replacing Worley Engenharia Ltda. or Black & Veatch, as applicable, that is, so long as no Default or Event of Default has occurred and is continuing, selected by the Issuer and reasonably acceptable to the Required Holders.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing.
“Insolvency Proceeding” means, with respect to any Obligor, any (a) case, action or proceeding before any court or Governmental Authority relating to bankruptcy, falência, recuperação judicial or recuperação extrajudicial (pursuant to Brazilian Bankruptcy Law), or similar proceeding, restructuring, reorganization, insolvency, liquidation, provisional liquidation receivership, dissolution, winding-up or relief of debtors, (b) general assignment for the benefit of creditors, composition, marshalling of assets for creditors or (c) similar arrangement in respect of creditors generally or any substantial portion of applicable creditors, in any case, undertaken under U.S. Federal, state or foreign law (including the laws of Brazil).
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Interest Payment Date” means May 15 and November 15 of each year to stated maturity, commencing on November 15, 2026.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch or the equivalent investment grade credit rating from any other nationally recognized rating agency.
“Issue Date” means June 19, 2026.
“Issue Date Funds Flow” means that certain funds flow memorandum, circulated by the Issuer on or prior to the Issue Date and in form and substance acceptable to the Requisite Commitment Parties (as defined in that certain Commitment Letter, dated as of May 11, 2026, by and among the Issuer and the commitment parties thereto) in their sole discretion.
“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.
“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.
“Liability Management Transaction” means (a) any refinancing, retirement, exchange, repurchase or defeasance of any existing Indebtedness, Disqualified Stock or Preferred Stock of the Issuer with any other Indebtedness, Disqualified Stock or Preferred Stock (or the proceeds of any other Indebtedness, Disqualified Stock or Preferred Stock) that is contractually, structurally or temporally senior (including as to Lien priority or additional collateral) to the Notes (including, for the avoidance of doubt, through any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock by a Person that is not the Issuer, whether or not such Person owns any assets or property) and (b) any refinancing, retirement, exchange, repurchase or defeasance of any existing Indebtedness, Disqualified Stock or Preferred Stock of the Issuer with any other Indebtedness, Disqualified Stock or Preferred Stock (or the proceeds of any other Indebtedness, Disqualified Stock or Preferred Stock) that is contractually, structurally or temporally senior (including as to Lien priority or additional collateral) to the Notes (including, for the avoidance of doubt, through any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock by a Person that is not the Issuer, whether or not such Person owns any assets or property). In no event shall the Transactions constitute a Liability Management Transaction for any purpose hereunder.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, fiduciary assignment or sale, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“LNG Power” means LNG Power Limited.
“Local Brazilian Debt Facility” means the PortoCem Long Term Financing and the BNDES Term Loan.
“Lumen Sub-Agent” means Lumen Trust Ltda. in its capacity as a “Collateral Agent” or an “Onshore Collateral Agent” appointed by the Notes Collateral Agent for purposes of the Collateral Documents.
“Lumina Notes” means the 15.00% senior secured notes due 2029 issued by NFE Brazil Financing Limited in an aggregate principal amount up to $350,000,000

“Material Action” means the Issuer’s or any other Note Party’s taking of any of the following actions in any jurisdiction: (a) winding up, restructuring, dissolving or liquidating (including provisionally liquidating) the Issuer, in whole or in part, to the fullest extent permitted by law, or instituting proceedings for the Issuer to be adjudicated bankrupt or insolvent; (b) taking any steps in relation to dissolution or strike off the Issuer; (c) instituting or consenting to the institution of an Insolvency Proceeding against the Issuer; (d) filing a voluntary or any other petition seeking or consent to reorganization or relief under any applicable insolvency laws in respect of the Issuer; (e) seeking or consenting to the appointment of a receiver, provisional liquidator, liquidator, assignee, administrative agent, sequestrator, custodian, restructuring officer or any similar official for the Issuer; (f) making any assignment for the benefit of the Issuer’s creditors; (g) admitting in writing its inability to pay for its debts generally as they become due; or (h) taking any corporate action to approve any of the foregoing.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, Project Assets or Properties of the Issuer and its Subsidiaries taken as a whole, which impacts the ability of the Obligors to perform their obligations under this Indenture and the Notes, or (b) the validity or enforceability of this Indenture, the Notes or any Guarantor Joinder Agreement.
“Material Credit Facility” means, as to any Note Party, any agreement(s) creating or evidencing Indebtedness incurred prior to or after the Issue Date by any Note Party, or a Guaranty or other credit support if such Note Party is an obligor or otherwise provides such Guaranty or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than five million Dollars ($5,000,000) (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).
“Master Loan Agreement” means that certain Master Loan Agreement, dated as of November 9, 2021 (as amended from time to time), entered into by and among CELBA I, CELBA II, CH4, NFE Comercializadora, NFE Distribuidora, and NFE Power Latam, as makers, and NFE Brazil Funding LP, as holder.
“Material Real Estate Asset” means any “fee-owned” real estate asset owned by any Note Party on the Issue Date or acquired by any Note Party after the Issue Date.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgage” means any mortgage, deed of trust or other similar agreement made by a Grantor in favor of the Notes Collateral Agent, for the benefit of the Notes Collateral Agent and the relevant Secured Notes Secured Parties, on any Material Real Estate Asset constituting Collateral, which shall be in form reasonably satisfactory to the Notes Collateral Agent and the Issuer.
“Net Proceeds” means the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received) received by the Issuer in respect of any Prepayment Event or any Disposition, net of all fees and out-of-pocket expenses paid by (or on behalf of) the Issuer in connection with such event (including attorney’s fees and the Issuer’s good faith estimate of income or other taxes paid or payable (including any tax distributions permitted under Section 4.07(b)(i)) in connection with such Prepayment Event or such Disposition).

“New BrazilCo-NFE Note” means that loan, promissory note, or other debt instrument to be issued on the Restructuring Effective Date in satisfaction of all valid net intercompany claims of CoreCo Group against BrazilCo, if any.
“NFE Brazil Holdings” means NFE Brazil Holdings LLC, a Delaware limited liability company.
“NFE Comercializadora” means NFE Power Comercializadora de Gás Natural Ltda.
“NFE Distribuidora” means NFE Power Distribuidora de Gás Natural Ltda.
“NFE North Trading” means NFE North Trading LLC.
“NFE Power Brasil” means NFE Power Brasil Participações S.A.
“NFE Power Brasil Fiduciary Assignment Agreement” means that certain Fiduciary Agreement under suspensive condition to be entered into by and between NFE Power Brasil and the Collateral Agent, substantially in form of Exhibit K attached hereto.
“NFE Power Brasil Share Fiduciary Sale Agreement” means that certain Share Fiduciary Sale Agreement under suspensive condition to be entered into by and among LNG Power, NFE Power Latam, NFE Power Brasil, and the Collateral Agent, substantially in form of Exhibit I attached hereto.
“NFE Power Latam” means NFE Power Latam Participações e Comércio Ltda.
“NFE Power Latam Quota Fiduciary Sale Agreement” means that certain NFE Power Latam Quota Fiduciary Sale Agreement under suspensive condition to be entered into by and among NFE Power Brasil, NFE Power Latam and the Collateral Agent, substantially in form of Exhibit N attached hereto.
“NFE Power SSLNG” means NFE Power SSLNG Participações Ltda.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.
“Non-Perimeter Subsidiaries” means NFE Brazil Holdings LLC, CH4, NFE Distribuidora, NFE Comercializadora, Usina Termelétrica de Lins S.A., Barcarena Offshore Capital LLC, and NFE Power SSLNG.
“Norsk Hydro” means Alunorte Alumina do Norte do Brasil S.A.
“Norsk Hydro Gas Purchase and Sale Agreement” means that certain gas sale agreement entered into by CELBA I and Norsk Hydro, dated as of December 10, 2021.
“North Trading LNG SPA (PortoCem)” means the LNG Sale and Purchase Agreement between NFE North Trading and CELBA I, dated as of February 26, 2025.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Note Party” means, the Issuer and the Guarantors.
“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture shall also include any Additional Notes that are actually issued, including any Additional Notes issued in respect of PIK Interest.
“Notes Collateral Agent” means WSFS, as collateral agent for the holders of the Notes under the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents.
“Obligations” means all unpaid principal of and accrued and unpaid interest (including any PIK Interest, whether paid by increasing the principal amount of the Notes or by the issuance of Additional Notes in respect thereof, and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceedings) under the documentation governing any Indebtedness and all accrued and unpaid fees (including fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations to any lender, holder of Indebtedness or any beneficiary of any indemnification obligations arising under documentation governing any Indebtedness, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising; provided that Obligations with respect to the Notes shall not include fees, reimbursements or indemnifications in favor of the Trustee (which obligations with respect to such fees, reimbursements or indemnifications shall survive the payment in full of the principal of and interest on the Notes) or other third parties other than the Holders.
“obligor” on the Notes and a Note Guarantee means the Issuer and the applicable Guarantor, respectively, and any successor obligor upon the Notes and such Note Guarantee, respectively.
“Officer” means the Chairman of the Board of Directors, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person, or any equivalent position in such Person’s jurisdiction of organization, or any other officer of such Person designated by any such individuals of the Issuer or any other Person, as the case may be. Unless otherwise specified, reference to an “Officer” means an Officer of the Issuer.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture and is delivered to the Trustee.
“Onshore Collateral Agent” means each of the Lumen Sub-Agent or any successor onshore collateral agent appointed pursuant to the terms of this Indenture and the Collateral Documents.
“Operating Budget” has the meaning ascribed to it in Section 4.39.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions) and is delivered to the Trustee. The counsel may be an employee of, or counsel to, the Issuer or any of its Subsidiaries.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Perfection Requirements” means, collectively, the Brazilian Perfection Requirements and the English Perfection Requirements.
“Payor” has the meaning ascribed to it in Section 2.15.
“Perimeter Subsidiary” means each Subsidiary of the Issuer other than Non-Perimeter Subsidiaries.
“Permitted Dispositions” means any sale, lease, transfer, or other disposition of property or assets of the Issuer or any of its Subsidiaries, limited to:
(a)Dispositions of assets where the fair market value or consideration received for such assets does not exceed, individually or in the aggregate, one million dollars ($1,000,000) in any fiscal year;
(b)the sale of the TGS Pipeline if NFE Power Latam has entered into an agreement for access to the full capacity of the pipeline for at least 15 (fifteen) years;
(c)the sale, transfer or other Disposition of any obsolete or unusable assets;
(d)the sale, transfer or other disposition of any assets in an amount exceeding $1,000,000 if such asset is replaced by new ones with the same purpose;
(e)a disposition that constitutes a Permitted Investment;
(f)a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by Section 4.07; and/or
(g)any Disposition by a Note Party to another Note Party or by a Subsidiary that is not a Note Party to a Note Party.
“Permitted Holders” means, collectively, (a) New Fortress Energy Inc. and its direct and indirect wholly owned subsidiaries, including any direct or indirect parent holding company of the Issuer, whether existing on the Issue Date or formed, acquired, or designated thereafter, (b) each Holder of Initial Notes as of the Issue Date and each such Holder’s Controlled Investment Affiliates, and (c) in each case of clauses (a) and (b) hereof, any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members and any member of such group; provided that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, no Person or other group (other than the Permitted Holders specified in clauses (a) or (b) of this definition) owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of the Issuer held by such group.

“Permitted Indebtedness” means:
(a)any existing Indebtedness pursuant to Schedule 2 attached hereto;
(b)the PortoCem Long-Term Financing;
(c)indebtedness secured by Permitted Liens;
(d)until the CELBA II COD, in accordance with the terms of the BNDES Term Loan (Financiamento de Longo Prazo BNDES), the assumption of new long-term debt by CELBA II;
(e)the issuance, sale, redemption, repurchase or defeasance of the Notes, and any other Indebtedness permitted to be Incurred pursuant to this Indenture, including, but not limited to, item (e) of the definition of “Permitted Investments” and any New BrazilCo-CoreCo Note;
(f)any intercompany loans made by one Non-Perimeter Subsidiary to another Non-Perimeter Subsidiary;
(g)all obligations, contingent or otherwise, arising from any put option or other repurchase or redemption rights in favor of the holder of debt securities or instruments, provided that such obligations arising from put options shall not exceed an aggregate principal amount of $1,000,000 at any time;
(h)exclusively in relation to the Perimeter Subsidiaries, whether through a single transaction or a series of transactions from one Perimeter Subsidiary to another Perimeter Subsidiary, directly or indirectly, intercompany loans that are fully subordinated in right of payment and priority to the Obligations and pledged as Collateral pursuant to the U.S. Security Agreement with respect to the Projects;
(i)Required Subsidiary Distributions;
(j)additional Notes or other Indebtedness (“Additional Indebtedness”) that is pari passu with the Notes to the extent (i) such Additional Indebtedness is used for working capital purposes or capital expenditures of the Issuer and its Subsidiaries and (ii) each holder of Notes hereunder is offered a bona fide opportunity to participate in such Additional Indebtedness on the same terms as are offered to the other participating lenders or holders (other than customary and reasonable backstop premiums, fees, or other compensation).
“Permitted Investments” means:
(a)any capital expenditure made by the Issuer to its Subsidiaries or by its Subsidiaries, provided that such capital expenditure is fully funded by Permitted Indebtedness;

(b)any capital expenditure in relation to the CELBA II Project limited to the amounts as set forth in the Operating Budget;
(c)any capital expenditure in relation to the PortoCem Project limited to the amounts as set forth in the Operating Budget;
(d)any intercompany loans made by one Non-Perimeter Subsidiary to another Non-Perimeter Subsidiary;
(e)exclusively in relation to the Subsidiaries, whether through a single transaction or a series of transactions from one Subsidiary to another Subsidiary, directly or indirectly, on an individual or aggregate basis, (i) capital contributions, (ii) intercompany loans that are fully subordinated in right of payment and priority to the Obligations and pledged as Collateral pursuant to the U.S. Security Agreement, equal to or less than $15,000,000.00, with respect to the Projects on a consolidated basis or (iii) (x) trade payables and other obligations owed to New Fortress Energy Inc. and its subsidiaries that are being repaid with proceeds of the Notes and (y) any New BrazilCo-CoreCo Note, or any replacement or refinancing thereof, provided that the repayment of any such New BrazilCo-CoreCo Note shall only be made in accordance with the U.S. Security Agreement;
(f)any capital contribution in an amount not to exceed the aggregate principal amount of the Notes at the time such Notes are issued; and
(g)any Required Subsidiary Distributions.
“Permitted Liens” means:
(h)existing Liens as of the Issue Date, in each case set forth on Schedule 1 attached hereto, provided, that such Liens shall not be extended, renewed or replaced;
(i)any Lien pursuant to the Security Documents, as further amended pursuant to the terms of this Indenture;
(j)the security provided by virtue of a legal determination, to secure a judgment in the event of lawsuits and/or administrative proceedings in which the Issuer and/or its Subsidiaries are defendants;
(k)the CELBA II BNDES Collateral within the scope of CELBA II BNDES Term Loan;
(l)any Liens created under the CELBA II Guarantee Agreement;
(m)the Liens created under the PortoCem Long-Term Financing, provided that such Liens are not created over the assets comprising the Collateral or any other assets of the Issuer or any of its Subsidiaries currently not granted as collateral to third parties and that do not comprise the collateral under the PortoCem Long-Term Financing as of its signing date;
(n)the guarantees that may be expressly required by ANEEL, National Electric System Operator (ONS) or CCEE;

(o)bank guarantees provided as collateral for the obligations assumed by the Issuer or Projects Participants within the scope of (i) the Project Documents; (ii) Energy Trading Contracts negotiated by CELBA II in the Regulated Environment (Contratos de Comercialização de Energia no Ambiente Regulado) (“CCEAR”) to restore the reserve, in this case provided if approved by the Required Holder within three (3) Business Days from the date the respective participant presents to the Required Holders, (1) the conditions of the CCEAR, (2) the reason for the purchase of energy through the CCEAR, (3) the volume to be contracted and (4) the contracted energy exposure if the CCEAR is not contracted; provided that silence shall mean acceptance by the Required Holders; or (iii) Capacity Reserve Power Purchase Agreement; and
(p)Liens for taxes, assessments or other governmental charges (x) which are not yet due or (b) which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Issuer or any of its Subsidiaries in accordance with GAAP if such contest shall have the effect of suspending enforcement or collection of such taxes.
“Permitted Plan” means any employee benefit plan of the Issuer or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or any other entity.
“Port Facilities” means the CELBA I Terminal and TGS Terminal.
“PortoCem” means PortoCem Geração de Energia S.A.
“PortoCem Participações” means PortoCem Participações Ltda.
“PortoCem COD” means the date in which ANEEL has issued a dispatch or an equivalent act, as provided under Brazilian law, authorizing the full commercial operation of the entire PortoCem Project.
“PortoCem Participações Fiduciary Assignment Agreement” means that certain Fiduciary Assignment Agreement under suspensive condition to be entered into by and among PortoCem Participações and the Collateral Agent, substantially in the form of Exhibit L attached hereto.
“PortoCem Participações Quota Fiduciary Sale Agreement” means that certain PortoCem Participações Quota Fiduciary Sale Agreement under suspensive condition to be entered into by and among LNG Power, PortoCem Participações and the Collateral Agent, substantially in form of Exhibit M attached hereto.
“PortoCem Long-Term Financing” means the issuance of debentures in the total amount of R$4.5 billion 00 (four billion, five hundred million Brazilian Reais), pursuant to the “Escritura Particular da 1ª (Primeira) Emissão de Debêntures Simples, Não Conversíveis em Ações, da Espécie Quirografária, a ser Convolada na Espécie com Garantia Real, com Garantia Fidejussória Adicional, em Série Única, para Distribuição Pública sob o Rito de Registro Automático de Distribuição, da Portocem Geração de Energia S.A.”, dated November 14, 2024, entered into by PortoCem and Oliveira Trust Distribuidora de Títulos e Valores Mobiliários S.A., in its capacity as fiduciary agent for the benefit of the holders of the debentures, or any other funding arrangement between PortoCem and/or any other lender for the long-term financing of the PortoCem Project, in an amount up to R$4.5 billion (four billion, five hundred million Brazilian Reais).
“PortoCem Partial COD” means the date in which ANEEL has issued a dispatch or equivalent act, as provided under Brazilian law, authorizing the commercial operation of at least one turbine/generator of the PortoCem Project.
“PortoCem Project” means the implementation, development, and operation of that certain Thermoelectric Generation Plant named UTE Portocém I, located in the city of Barcarena, State of Pará, Brazil, pursuant to the authorization granted by Ordinance No. 674/GM/MME, dated August 8, 2022, with an installed capacity of 1,572 MW, related to the Capacity Reserve Power Purchase Agreement.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“Project Documents” means the instruments listed in Schedule 6.
“Projects” means CELBA I Terminal, CELBA II Project, TGS Terminal, FSRU, the PortoCem Project, and the CELBA III Project.
“Projects Participants” means, collectively, PortoCem, CELBA I, CELBA II, NFE Power Brasil, and NFE Power Latam.
“Property” or “Properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Capital Stock” of any Person means any Equity Interests of such Person that is not Disqualified Stock.
“Rating Agency” means (1) S&P, Fitch and Moody’s or (2) if S&P, Fitch or Moody’s or each of them shall not make a corporate rating with respect to the Issuer or a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for any or all of S&P, Fitch or Moody’s, as the case may be, with respect to such corporate rating or the rating of the Notes, as the case may be.
“RCF-2 / TLA BrazilCo Cash Pool” has the meaning ascribed to it in the restructuring plans proposed under Part 26A of the Companies Act 2006 (England & Wales), relating to, among others, NFE Global Holdings Limited and NFE Brazil Newco Limited, as described in the Explanatory Statement and sanctioned by the High Court of Justice of England and Wales.
“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means May 1 and November 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Global Note Legend” means the legend set forth in Section 2.06(g)(iii).
“Relevant Taxing Jurisdiction” has the meaning ascribed to it in Section 2.15.
“Required Holders” means Holders of the Notes holding more than 50% in principal amount of the outstanding Notes from time to time.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, municipal, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any governmental authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.
“Responsible Officer” means, when used with respect to the Trustee, means, with respect to the Trustee, any officer assigned to the Global Corporate Trust Division (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(ii) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payments” means any of the following:
(a)declaration or payment of any dividend or any other payment or distribution on account of the Issuer’s or any of its Subsidiaries’ Equity Interests or to the direct or indirect holders of the Issuer’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests of the Issuer and other than dividends or distributions payable to the Issuer or a Subsidiary of the Issuer);

(b)the purchase, redemption or other acquisition or retirement for value (including, without limitation, any such purchase, redemption, acquisition or retirement made in connection with any merger, amalgamation or consolidation involving the Issuer) of any Equity Interests of the Issuer;
(c)any principal payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value, prior to the Stated Maturity thereof, of any subordinated Indebtedness or unsecured Indebtedness of the Issuer or any Subsidiary (excluding Permitted Indebtedness);
(d)any voluntary payment or prepayment of any Indebtedness; or
(e)an Investment that is not a Permitted Investment.
“Restricted Period” means, in respect of any Note issued pursuant to Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Note.
“Restructuring Effective Date” has the meaning assigned to such term in the Restructuring Support Agreement.
“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of March 17, 2026, by and among New Fortress Energy Inc., each of its directly and indirectly owned subsidiaries, each other Obligor (as defined in the Restructuring Support Agreement), each of the holders or lenders of, or the investment advisor or manager to a beneficial holder(s) or lender(s) of, the Debt (as defined in the Restructuring Support Agreement) party thereto and Kroll Issuer Services Limited, in its capacity as information agent, as amended, restated, amended and restated, supplemented, or modified from time to time as permitted thereby.
“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other similar amount received or realized in respect thereof.
“Revenue Account” has the meaning ascribed to it in the Account and Security Agreement.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“S&P” means S&P Global Ratings and any successor to its rating agency business.
“Sale and Lease-Back Transaction” means any transaction or series of related transactions pursuant to which the Issuer or any of its Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.
“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries secured by a Lien.
“Secured Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Note Guarantees and the Security Documents relating to the Notes.
“Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Documents” means, collectively, upon execution, the (i) the Brazilian Security Documents; (ii) the U.S. Security Agreement; (iii) the U.K. Security Agreement, (iv) the Account and Security Agreement; (v) the Global Intercompany Note; (vi) the Deposit Account Control Agreement; and (vii) any other agreement designated as a Security Document.
“Senior Indebtedness” means:
(1)all Indebtedness of the Issuer or any of its Subsidiaries outstanding under the Notes and related Note Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of any Note Party (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of any Note Party to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; and
(2)all Obligations with respect to the items listed in the preceding clause (1), provided, however, that Senior Indebtedness shall not include:
(a)any obligation of such Person to the Issuer or any of its Subsidiaries;
(b)any liability for U.S. or foreign federal, state, local or other taxes owed or owing by such Person;
(c)any accounts payable or other liability to trade creditors arising in the ordinary course of business;
(d)any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or
(e)that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.
“Specified Board of Directors” means the Board of Directors of a direct or indirect parent of the Issuer that has primary responsibility for the oversight and management of the operations of the Issuer and its Subsidiaries.
“Subordinated Indebtedness” means, with respect to the Notes, any Indebtedness of the Issuer which is (i) by its terms subordinated in right of payment to the Notes or (ii) either unsecured or secured by Liens on that Collateral that are junior to the Liens securing the Obligations.
“Subsidiary” means, with respect to any Person: (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (2) any partnership, joint venture, limited liability company or similar entity of which (a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise specified, references to a “Subsidiary” shall mean a Subsidiary of the Issuer.
“Super Majority Holders” means Holders of the Notes holding more than 66.67% in principal amount of the outstanding Notes from time to time.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.
“Taxes” means all present and future taxes, levies, imposts, assessments, deductions, charges, duties and withholdings and any charges of a similar nature (including interest and penalties and any other additions with respect thereto), and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax, and “Tax” shall be construed accordingly.
“TBG Pipeline” means the natural gas pipeline system that connects Bolivia to Brazil, operated by Transportadora Brasileira Gasoduto Bolívia-Brasil S.A.

“TGS Pipeline” means the pipeline connecting the TGS Terminal to the TBG Pipeline.
“TGS Terminal” means the Liquified Natural Gas Terminal (LNG Terminal) owned by NFE Power Latam, located in the city of São Francisco do Sul, State of Santa Catarina, Brazil.
“TISE” means the International Stock Exchange Authority Limited (including its successors and assigns).
“Trade Secrets” means any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, software (to the extent not a copyright) and data collections.
“Transaction Costs” means fees, premiums, expenses, closing payments and other similar transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Issuer and/or its Subsidiaries in connection with the Transactions.
“Transactions” means the refinancing of the Lumina Notes, the Issuance of the Initial Notes hereunder, and the other transactions contemplated by this Indenture and the other Financing Documents.
“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to November 15, 2026; provided, however, that if the period from such Redemption Date to November 15, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means WSFS, and its successors and assigns, until a successor replaces it under the Indenture and, thereafter, means the successor thereto.
“Turnover Agreement” means any turnover or similar intercreditor agreement for the benefit of New Fortress Energy Inc. in relation to any New BrazilCo-CoreCo Note, which agreement is executed by New Fortress Energy Inc. to govern the allocation of any payment by, or distribution of property or assets of, any person on account of any Obligations of any kind or character, whether in cash, property or securities by any person (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise), whether in connection with a realization of collateral or otherwise and whether or not in an Insolvency Proceeding.
“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.
“U.K. Security Agreement” means that certain share charge to be entered on or prior to the Issue Date by and between the Issuer and the Collateral Agent, substantially in the form of Exhibit G attached hereto.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
“U.S. Government Obligations” means securities that are:
(1)direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“U.S. Security Agreement” means that certain Pledge, Security and Subordination Agreement to be entered on the Issue Date by and among the Issuer, LNG Power, NFE Power Brasil, NFE Power Latam, CELBA I, NFE Power SSLNG, NFE Brazil Holdings, and Barcarena as grantors, and the Collateral Agent, substantially in the form of Exhibit E attached hereto.
“Voting Stock” means, with respect to any Person, shares of such Person’s Capital Stock that are at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment (it being understood that the Weighted Average Life to Maturity shall be determined without giving effect to any change in installment or other required payments of principal resulting from prepayments following the incurrence of such Indebtedness); by (b) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Capital Stock of which (other than directors’ qualifying shares and/or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the U.K., any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those power.
Section 1.02OTHER DEFINITIONS.

Term	Defined in Section
Accounting Change	1.01
Action	7.01(e)
Advance Portion	4.10(b)
Affiliate Transaction	4.11
Amendment to Allege Use	1.01
Applicable Law	7.10
Authentication Order	2.02
CERCLA	12.08(q)
Change of Control Offer	4.14
Company	Preamble
Control	1.01
Controlled	1.01
Controlling	1.01
Covenant Defeasance	8.03
Covenant Suspension Event	4.16(a)
director	1.01

Term	Defined in Section
Disposition	1.01
Dividing Person	1.01
Event of Default	6.01(a)
Exchange Rate	1.06(g)
Governmental Consents	1.01
Increased Amount	4.12(c)
incur	4.09
incurrence	4.09
Initial Default	6.02(f)
Initial Notes	Preamble
Initial Notes Amount	Preamble
Issue Date Amount	Preamble
Issuer	Preamble
Legal Defeasance	8.02
Note Register	2.03
obligor	1.01
Offer Amount	3.09(b)
Offer Period	3.09(b)
Paying Agent	2.03
Performance References	1.01
Prepayment Offer	3.09(a)
Prepayment Proceeds	3.09(a)
primary obligations	1.01
primary obligor	1.01
Purchase Date	3.09(b)
Redemption Date	3.07(a)
refinance	4.09(q)
refinanced	4.09(q)
Refinanced Indebtedness	4.09(q)
refinances	4.09(q)
refinancing	4.09(q)
Refinancing Indebtedness	4.09(q)
Registrar	2.03
Related Person	12.08(b)
Restricted Debt Payments	4.07(a)(III)
Restricted Payments	4.07(a)
Reversion Date	4.16(b)
Security Document Order	12.08(r)
specified transaction	1.06(g)

Term	Defined in Section
Statement of Use	1.01
Subject Person	1.01
Successor Company	5.01(a)(i)
Suspended Covenants	4.16(a)
Suspension Period	4.16(c)
Tax Group	4.07(b)(i)
Testing Party	1.05(a)
withdrawal deadline	4.14(a)(6)

Section 1.03NO INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
Notwithstanding any other provision in this Indenture, no obligation or requirement under the Trust Indenture Act shall be applicable to any Note Party.
Section 1.04RULES OF CONSTRUCTION.
Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)words in the singular include the plural, and in the plural include the singular;
(e)the words “shall” and “will” are intended to have the same meaning;
(f)the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”;
(g)provisions apply to successive events and transactions;
(h)references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(i)unless the context otherwise requires, any reference to an “Article”, “Section”, “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture; and
(j)the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause, other subdivision or Exhibit.

Section 1.05[RESERVED].
Section 1.06CERTAIN COMPLIANCE DETERMINATIONS.
(a)[reserved].
(b)[reserved].
(c)[reserved].
(d)[reserved].
(e)[reserved].
(f)Notwithstanding anything in this Indenture to the contrary, so long as an action was taken (or not taken) in reliance upon a basket or test under this Indenture that was calculated or determined in good faith by a responsible financial or accounting officer of the Issuer based upon financial information available to such officer at such time and such action (or inaction) was permitted under this Indenture at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement, modification or adjustment that would have caused such basket or test to be exceeded as a result of such action or inaction) shall not result in any Default or Event of Default under this Indenture.
(g)For purposes of any determination under this Indenture with respect to the amount of any Indebtedness, Lien, Restricted Payment, Investment, Disposition, Sale and Lease-Back Transaction, Affiliate Transaction or other transaction, event or circumstance, or any determination under any other provision of this Indenture (any of the foregoing, a “specified transaction”) requiring the use of a current exchange rate, (i) the equivalent amount in U.S. dollars of a specified transaction in a currency other than U.S. dollars shall be calculated based on the relevant exchange rate, as may be determined by the Issuer in good faith, for such foreign currency (the “Exchange Rate”) on the date of such determination (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than U.S. dollars, and the relevant refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of the Refinanced Indebtedness, except by an amount equal to (x) unpaid accrued interest and premiums (including premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing unutilized commitments and letters of credit undrawn thereunder and (z) additional amounts permitted to be incurred under Section 4.09 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the Exchange Rate occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i).

Section 1.07ACTS OF HOLDERS.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.07.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Note Register, and a Person registered as the Holder of a Note in the Note Register shall be treated as the owner of such Note for all purposes, absent manifest error.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(e)The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.07(f) shall have the same effect as if given or taken by separate Holders of each such different part.
(g)Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE 2

THE NOTES
Section 2.01FORM AND DATING; TERMS.
(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.
(b)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges, repurchases, redemptions, payments of PIK Interest by increasing the principal amount of outstanding Notes, issuances of additional Notes in respect of PIK Interest, or otherwise in connection with the payment of PIK Interest. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
(c)Regulation S Global Notes and 144A Global Notes. Notes offered and sold in reliance on (i) Regulation S shall be issued initially in the form of a Regulation S Global Note and (ii) Rule 144A shall be issued initially in the form of a 144A Global Note; each such Global note shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

The aggregate principal amount of a Regulation S Global Note or a 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Note Parties and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Issuer pursuant to a Prepayment Offer as provided in Section 3.09 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3 or Section 4.14(d).
Subject to compliance with Section 4.09 and Section 4.12, the Issuer may issue Additional Notes from time to time after the Issue Date under this Indenture without notice to or consent of the Holders. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall have the same terms as to status, redemption and otherwise as the Initial Notes (other than the issue date, issue price, the amount of interest payable on the first interest payment date and first interest payment date, as the case may be). Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
Section 2.02EXECUTION AND AUTHENTICATION.
At least one Officer shall execute the Notes on behalf of the Issuer by manual, facsimile or electronic transmission signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes in an amount equal to the Issue Date Amount. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder, including any Additional Notes issued in respect of PIK Interest. Notwithstanding anything in this Indenture to the contrary, the Issuer shall not be required to deliver an Officer’s Certificate or Opinion of Counsel in connection with the authentication of the Initial Notes.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03REGISTRAR AND PAYING AGENT.
The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.
The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.
Section 2.04PAYING AGENT TO HOLD MONEY IN TRUST.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05HOLDER LISTS.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest

Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 2.06TRANSFER AND EXCHANGE.
(a)Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(b)(ii)(B) and Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06 (b), (c) or (f).
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the applicable Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the

Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Global Note prior to the expiration of the applicable Restricted Period. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; or
(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:
(A)such transfer is effected pursuant to an effective registration statement; or
(B)the Registrar receives the following:
(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or
(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this clause (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (iv).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a person the transferor reasonably believes to be a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred to the Issuer or any Subsidiary, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof; or
(E)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in a Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the applicable Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and if:
(A)such transfer is effected pursuant to an effective registration statement; or
(B)the Registrar receives the following:
(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or
(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(i)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a person the transferor reasonably believes to be a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred to the Issuer or any Subsidiary, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof; or
(E)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A)such transfer is effected pursuant to an effective registration statement; or
(B)the Registrar receives the following:
(1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or
(2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(i)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made to a person that the transferor reasonably believes to be a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act (other than Rule 144), then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(A)such transfer is effected pursuant to an effective registration statement; or
(B)the Registrar receives the following:
(1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or
(2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(i)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Notwithstanding anything to the contrary contained in this Indenture, a Holder may not transfer a Restricted Definitive Note or Restricted Global Note in reliance on Rule 144 (or any successor provision) under the Securities Act.
(g)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF NFE BRAZIL FINANCING LIMITED (“NFE BRAZIL”) AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS NOT A U.S. PERSON AND HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO NFE BRAZIL OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO NFE BRAZIL AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (4) AGREES THAT ANY SECURITY THAT IS OWNED

BY AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF NFE BRAZIL MAY NOT BE RESOLD OR TRANSFERRED BY SUCH AFFILIATE OTHER THAN TO NFE BRAZIL OR A SUBSIDIARY THEREOF OR PURSUANT TO (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (C) ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE) IN A TRANSACTION THAT RESULTS IN SUCH SECURITY NO LONGER BEING A RESTRICTED SECURITY (AS DEFINED UNDER RULE 144). IN THE EVENT ANY SUCH PERSONS BENEFICIALLY OWN AN INTEREST IN THE SECURITY PRIOR TO THE TIME NFE BRAZIL REMOVES THE RESTRICTIVE LEGEND ON THE SECURITY, NFE BRAZIL MAY REQUIRE THAT SUCH PERSONS HOLD THEIR INTERESTS IN THE SECURITY IN CERTIFICATED FORM BEARING AN APPROPRIATE RESTRICTIVE LEGEND AND A RESTRICTED CUSIP NUMBER. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING”.
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR

REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN”.
(iii)Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT”.
(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, or if such Global Note is being increased to reflect PIK Interest, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(ii)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any fees required by law or similar governmental charge payable in connection therewith (other than any such fees required by law or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).
(iii)Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)The Issuer and Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the delivery of a notice of redemption of Notes to be redeemed and ending at the close of business on the day of selection of Notes to be redeemed, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Alternate Offer, a Prepayment Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii)Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(viii)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.
(ix)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(x)None of the Issuer, the Guarantor, the Trustee or the Agents shall have any responsibility or obligation to any beneficial owner in a Global Note, a Participant, an Indirect Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global

Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Note Parties, the Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Note Parties, the Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note. None of the Issuer, the Guarantor, the Trustee or the Agents shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.
(xi)Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent any Note Party, the Trustee, or any agent of any Note Party or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.
(xii)By its acceptance thereof, each initial and subsequent Holder of a Definitive Note or holder of a Beneficial Interest in a Global Note will be deemed to acknowledge the statements, and agreed that it satisfies the requirements, set forth in Section 2.06(g)(i) or Section 2.06(g)(iii), and that such holder is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such holder exercises sole investment discretion. By its acceptance of a Definitive Note or Beneficial Interest in a Global Note, each such initial holder further agrees and acknowledges that it has had access to such financial and other information concerning the Issuer and its Subsidiaries and the Notes as it has deemed necessary in connection with its decision to purchase such Notes, including an opportunity to ask questions of and request information from the Issuer.
Section 2.07REPLACEMENT NOTES.
If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Note Parties, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08OUTSTANDING NOTES.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, any Additional Notes issued in respect of PIK Interest, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09TREASURY NOTES.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.
Section 2.10TEMPORARY NOTES.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11CANCELLATION.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all cancelled Notes shall be delivered to the Issuer upon their written request. The Issuer may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.  If the Issuer or any Guarantor acquires any of the Notes, such Notes shall be surrendered to the Trustee for cancellation pursuant to this Section 2.11.
Section 2.12DEFAULTED INTEREST.
If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 10 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send or cause to be sent to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13CUSIP NUMBERS.
The Issuer in issuing the Notes may use CUSIP, ISIN or other similar numbers (if then generally in use) and, if so, the Trustee shall use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.
Section 2.14LISTING OF THE NOTES.
(a)The Issuer shall list the Notes on TISE before the date that is ninety (90) days following the Issue Date and shall use commercially reasonable efforts to obtain and maintain such listing; provided, however, that the Issuer may delist the Notes from such exchange in accordance with the rules of such exchange and seek an alternative admission to a listing, or trading on a “multilateral trading facility” (as defined in section 987 of the United Kingdom Income Tax Act 2007, or any replacement or successor legislation), for the Notes on a different section of such exchange or on a separate exchange that is substantially comparable (which is, in all cases, a “recognised stock exchange” or a “regulated recognised stock exchange” (as relevant) for the purposes of Section 987 and 1005 of the United Kingdom Income Tax Act 2007, or any replacement or successor legislation), as the Issuer may decide (provided that the Issuer shall ensure that such alternative admission to a listing or trading for the Notes is completed at least 60 days prior to the first payment of interest on the Notes which occurs after the Notes are delisted from TISE). The Issuer shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange (other than TISE) and of any delisting of the Notes from any stock exchange.
Section 2.15ADDITIONAL AMOUNTS.
1.All payments made by or on behalf of the Issuer or any Guarantor (including, in each case, any successor entity) (each, a “Payor”) in respect of the Notes or with respect to any Note Guarantee, as applicable, shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by applicable law.
2.If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:
(1)any jurisdiction from or through which payment on any such Note or Note Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax, by or on behalf of any Payor or the Paying Agent; or
(2)any other jurisdiction in which a Payor is organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (2)(i) and (2)(ii), a “Relevant Taxing Jurisdiction”),
3.    will at any time be required by applicable law to be made from any payments made by or on behalf of the Payors or the Paying Agent with respect to any Note or Note Guarantee, including (without limitation) payments of principal, redemption price, interest or premium, if any, the Payor shall pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received by each holder or beneficial owner in respect of such payments, after such withholding, or deduction (including any such deduction or withholding from such Additional Amounts), shall not be less than the amounts which would have been received by each holder or beneficial owner in respect of such payments on any such Note or Note Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable for or on account of:
(3)any Taxes that would not have been so imposed but for the existence of any actual or deemed present or former connection between the relevant Holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes in, being a citizen or resident or national of, carrying on a business in, maintaining a permanent establishment in, having a place of management present or deemed present in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership, disposition or holding of such Note or the receipt of any payment or the exercise or enforcement of rights under such Note, this Indenture or a Note Guarantee;
(4)any Tax that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a reasonable written request of the Payor addressed to the holder or beneficial owner, after reasonable notice (at least 60 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a law, statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, all or part of such Tax but, in each case, only to the extent the Holder or beneficial owner is legally entitled to provide such certification or documentation;
(5)any Taxes, to the extent that such Taxes are imposed as a result of the presentation of the Note for payment (where the Notes are in the form of Definitive Registered Notes and presentation is required) more than 30 days after the applicable payment date or the date the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);
(6)where such withholding or deduction is required pursuant to section 1471(b) of the Code or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or similar law or regulation implementing an intergovernmental agreement relating thereto;

(7)any Taxes that are payable otherwise than by withholding or deduction from a payment of the principal of, premium, if any, or interest, if any on or with respect to the Notes or any Note Guarantee;
(8)any estate, inheritance, gift, sales, excise, personal property or similar tax imposed with respect to such payment; or
(9)any combination of the above items.
4.The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant taxing authority in the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, or if such tax receipts are not available, certified copies of other reasonable evidence of such payments as soon as reasonably practicable to the Trustee (with a copy to the Paying Agent). If obtained, such copies shall be made available to the Holders upon reasonable written request, and shall be made available at the offices of the Paying Agent. The Payor shall attach to each certified copy a certificate or other reasonable evidence (reasonably satisfactory to the Trustee) stating that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding.
5.If any Payor is obligated to pay Additional Amounts under or with respect to any payment made on any Note or any Note Guarantee, at least 30 days prior to the date of such payment, the Payor shall deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts shall be payable and the amount estimated to be so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable thereafter). The Trustee shall be entitled to rely solely, without further inquiry, on such Officer’s Certificate as conclusive proof that such payments are necessary.
6.Wherever in this Indenture or the Notes there is mentioned, in any context:
(1)the payment of principal;
(2)redemption prices or purchase prices in connection with a redemption or purchase of Notes;
(3)interest; or
(4)any other amount payable on or with respect to any of the Notes or any Note Guarantee,
7.such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
8.Notwithstanding anything in the Financing Documents, the Payors shall pay and reimburse the Holder or beneficial owners of the Notes, the Trustee and the Paying Agent for any present or future stamp, issue, registration, court or documentary Taxes, or similar charges or levies (including any related interest or penalties with respect thereto) or any other excise, property or similar Taxes or similar charges or levies (including any related interest or penalties with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of, or receipt of payments with respect to, any Notes, any Note Guarantee, this Indenture, or any other document or instrument in relation thereto (in each case, (i) other than in connection with a transfer of the Notes after the issuance and limited solely to the extent of such Taxes or similar charges or levies that arise from the receipt of any payments of principal or interest on the Notes, and (ii) limited to any such Taxes or similar charges or levies that are not excluded under clauses (iii)-(vi) and (viii)-(ix) of Section 2.15(2) above).
9.If the Issuer is required by law to make any deduction or withholding of any Tax in respect of which the Issuer would be required to pay any Additional Amount, but for any reason does not make such deduction or withholding, with the result that a liability in respect of such Tax is assessed directly against the Holder, and such Holder pays such liability, then the Issuer will promptly reimburse such Holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Issuer) upon demand by such Holder, as the case may be, accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the Relevant Taxing Jurisdiction.
10.The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture, transfer by a Holder or beneficial owner, and shall apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to the Notes or the Note Guarantee is made by or on behalf of such Payor, or any political subdivision or taxing authority or agency thereof or therein having the power to tax.
ARTICLE 3

REDEMPTION
Section 3.01NOTICES TO TRUSTEE.
If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least two Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed (or, if the Notes are to be redeemed in whole, that the Notes are to be redeemed in whole) and (iv) the redemption price or, if not then ascertainable, the manner of calculation thereof; provided that notwithstanding anything herein to the contrary, no Opinion of Counsel shall be required in connection with such redemption or the delivery of such notice of redemption in accordance with Section 3.03.
Section 3.02SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.
With respect to any partial redemption or purchase of Notes made pursuant to this Indenture, selection of the Notes for redemption or purchase will be made by the Trustee on a pro rata basis to the extent applicable or by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or purchase by DTC in accordance with its standard procedures therefor; provided, further, that no Notes of less than $1.00 can be redeemed or repurchased in part. Such Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, at least 10 days but, except in connection with Section 3.03(c), Article 8 and Article 11, not more than 60 days prior to the Redemption Date from the outstanding Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1.00 or whole multiples of $1.00 in excess thereof; no Notes of $1.00 or less can be redeemed or repurchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03NOTICE OF REDEMPTION.
(a)Subject to Section 3.09, the Issuer shall deliver or cause to be delivered electronically, in accordance with DTC procedures in the case of Global Notes, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 10 days but except as set forth in Section 3.03(c), Article 8 and Article 11, not more than 60 days before the purchase date or Redemption Date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8, Article 11 or as specified in Section 3.03(c). Notices of redemption may be conditional.
(b)The notice shall identify the Notes to be redeemed and shall state:
(i)the Redemption Date;
(ii)the redemption price or, if not then ascertainable, the manner of calculation thereof;
(iii)if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, after the Redemption Date upon cancellation of the Note surrendered, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the surrendered Note will be issued in the name of the Holder thereof;
(iv)the name and address of the Paying Agent;
(v)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(vi)that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vii)the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(viii)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(ix)any conditions to such redemption.
At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (or such shorter time period as the Trustee may agree), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
(c)Any redemption of, or offer to purchase, the Notes may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including, the completion or occurrence of an Equity Offering, other transaction (or series of related transactions) or an event that constitutes a Change of Control. If a redemption or purchase is subject to the satisfaction of one or more conditions precedent, notice of such redemption or purchase may be given in connection with the related Equity Offering, transaction or event, as the case may be, and prior to the completion or the occurrence thereof. Such notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived, or at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived, in each case by the Redemption Date or purchase date or by the Redemption Date or purchase date as so delayed. In addition, the Issuer may provide in any notice of redemption or offer to purchase that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person. In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.
(d)The Issuer may redeem Notes pursuant to one or more of the relevant provisions in this Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates and, with respect to redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.
Section 3.04EFFECT OF NOTICE OF REDEMPTION OR PURCHASE.
Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption or purchase become irrevocably due and payable on the Redemption Date or purchase date, as applicable, at the redemption price or purchase price, as applicable, unless such redemption or purchase remains conditioned on the happening of a future event that has not occurred. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note. Subject to Section 3.05, on and after the Redemption Date or purchase date, as applicable, unless the Issuer defaults in payment of the redemption or purchase price, interest shall cease to accrue on Notes or portions of Notes called for redemption or purchase, unless such redemption or purchase remains conditioned on the occurrence of a future event that has not occurred.
Section 3.05DEPOSIT OF REDEMPTION OR PURCHASE PRICE.
Prior to noon (New York City time) on the Redemption Date or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or purchase date shall be paid on the Redemption Date or purchase date to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Section 3.06NOTES REDEEMED OR PURCHASED IN PART.
Upon cancellation of a Note that is redeemed or purchased in part only, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note in a principal amount equal to the unredeemed or unpurchased portion of the Note surrendered; provided that each new Note will be issued only in denominations of $1.00 or any integral multiple of $1.00 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07OPTIONAL REDEMPTION.
(a)Subject to any Turnover Agreement, at any time, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as described in Section 3.03, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed (including, for the avoidance of doubt, any PIK Interest that has been added to the principal amount of the Notes and any Additional Notes issued in respect of PIK Interest) plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.
(b)[Reserved].
(c)[Reserved]
(d)Notwithstanding the foregoing, and subject to any Turnover Agreement, in connection with any tender offer for the Notes, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party approved in writing by the Issuer making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 20 nor more than 60 days’ prior notice (except that such notice may be delivered or mailed more than 60 days prior to the Redemption Date or purchase date if the notice is issued in connection with Article 8, Article 11 or as specified in Section 3.03(c)), given not more than 60 days following such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all of the Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest paid to any Holder in such tender offer) plus accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date.
(e)Subject to any Turnover Agreement, the Notes may also be redeemed under the circumstances and in accordance with Section 4.14(d).
(f)[reserved].
(g)[reserved].
(h)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
(i)Subject to any Turnover Agreement, the Issuer, its equityholders (including members of its management) and their respective Affiliates may, at their discretion, at any time and from time to time, acquire Notes by means other than a redemption, whether by a tender offer, open market purchases, negotiated transactions or otherwise.
Section 3.08[RESERVED].
Section 3.09OFFERS TO REPURCHASE.
(a)[Reserved].
(b)On or after the Restructuring Effective Date, and subject to any Turnover Agreement, the Issuer shall, within 5 Business Days following the Issuer’s receipt of Net Proceeds, directly or indirectly, from any Disposition (the “Disposition Prepayment Proceeds”), use such Disposition Prepayment Proceeds to commence an offer (a “Prepayment Offer”) to purchase any outstanding Notes in the maximum aggregate principal amount (or accreted value, as applicable) of the Notes, and for no less than 100.0% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, thereon available, pursuant to the procedures specified below; provided that, in no event shall the Issuer be required to make any Prepayment Offer until the amount of Prepayment Proceeds accumulated since the most recent Prepayment Offer exceeds $5,000,000.
(c)The Prepayment Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Prepayment Proceeds (the “Offer Amount”), to the purchase of any validly tendered Notes, as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
(d)If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, to, but excluding, the Purchase Date, shall be paid on the Purchase Date to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Prepayment Offer.
(e)Upon the commencement of an Prepayment Offer, the Issuer shall send, electronically or by first-class mail (or otherwise in accordance with the applicable rules and procedures of the Depositary), a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Prepayment Offer. The Prepayment Offer shall be made to all Holders. The notice, which shall govern the terms of the Prepayment Offer shall state:
(i)that the Prepayment Offer is being made pursuant to this Section 3.09 and the length of time the Prepayment Offer shall remain open;
(ii)the Offer Amount, the purchase price and the Purchase Date;
(iii)that any Note not tendered or accepted for payment shall continue to accrue interest;
(iv)that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Prepayment Offer shall cease to accrue interest after the Purchase Date;
(v)that Holders electing to have a Note purchased pursuant to an Prepayment Offer may elect to have Notes purchased in denominations of $1.00 or whole multiples of $1.00 in excess thereof only;
(vi)that Holders electing to have a Note purchased pursuant to any Prepayment Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(vii)that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(viii)that, if the aggregate principal amount (or accreted value, as applicable) of Notes surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes (subject to applicable rules and procedures of the Depositary as to Global Notes) and the Issuer to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00 or whole multiples of $1.00 in excess thereof shall be purchased); and
(ix)that Holders whose Notes were purchased only in part shall, after the Repurchase Date upon cancellation of the Notes surrendered, be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
(f)On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Prepayment Offer, as the case may be, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
(g)The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and, if any Notes are purchased in part only, after the Purchase Date upon cancellation of the Note surrendered, the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to the unpurchased portion of the Note surrendered; provided, that each such new Note shall be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Prepayment Offer on or as soon as practicable after the Purchase Date.
Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.
ARTICLE 4

COVENANTS
The Issuer covenants that so long as any of the Notes are outstanding (subject, in the case of or in relation to any Note Party that is incorporated in England and Wales, only to the extent relevant under applicable law and subject to the English Perfection Requirements and Section 10.02):

Section 4.01PAYMENT OF NOTES
Subject to any Turnover Agreement, the Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If any Interest Payment Date, the maturity date of the Notes or any earlier required repurchase date or Redemption Date falls on a day that is a Legal Holiday, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Notwithstanding the foregoing, with respect to each Interest Payment Date on which the Issuer pays interest as PIK Interest in accordance with the Notes, the Issuer may elect to satisfy such interest by (i) increasing the outstanding principal amount of the Notes or (ii) issuing additional Notes under this Indenture in an aggregate principal amount equal to such PIK Interest, in each case in accordance with the terms of the Notes and this Indenture. To the extent the Issuer is not permitted to pay interest as PIK Interest, subject to any Turnover Agreement, interest on the Notes shall be paid in cash.
Section 4.02MAINTENANCE OF OFFICE OR AGENCY.
The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03; provided, however, no service of legal process may be made on the Issuer at any office of the Trustee.
Section 4.03REPORTS AND OTHER INFORMATION.
(a)So long as any Notes are outstanding, the Issuer will furnish to the Trustee within 15 Business Days after the applicable date such information would be required to be filed with the SEC if the Issuer were a reporting company under the Exchange Act as a non-accelerated filer (without giving effect to any extensions permitted by Rule 12b-25 of the Exchange Act):
(i)annual reports, beginning with the fiscal year ended December 31, 2026, containing substantially all of the financial information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act, or any successor or comparable form, containing the financial and other information required to be contained therein, or required in such successor or comparable form as if the Issuer had been a reporting company under the Exchange Act for such period, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and an audit report on the annual financial statements by the Issuer’s independent registered public accounting firm; provided that no such report will be required to contain audited financial and other information for more than the two most recently completed fiscal years;
(ii)quarterly reports, beginning with the fiscal quarter ended March 31, 2026, containing substantially all of the financial and other information that would have been required to be contained in a Quarterly Report on Form 10-Q containing all quarterly financial information that would be required to be contained in Form 10-Q, or any successor or comparable form as if the Issuer had been a reporting company under the Exchange Act for such period, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, subject to normal year-end adjustments; and
(iii)such other reports on Form 8-K, or any successor or comparable form as if the Issuer had been a reporting company under the Exchange Act for such period;
(iv)in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall make available such information to securities analysts and prospective purchasers of the Notes, in addition to providing such information to the Trustee, the Holders and the beneficial owners of the Global Notes, including by posting such information on an online data system or the website of any direct or indirect parent company of the Issuer; provided further that such reports required pursuant to clauses (i), (ii) and (iii) above (x) shall not be required to comply with Items 402, 403, 405, 406, 407, 408 and 601 (other than 601(b)(2), (3), (4) and (10)) of Regulation S-K promulgated by the SEC and(y) shall not be required to comply with Rules 3-09, 3-10 or 3-16 of Regulation S-X promulgated by the SEC; provided further that, notwithstanding the foregoing, (i) such financial and other information may be prepared on a GAAP or International Financial Reporting Standards (“IFRS”) basis and (ii) in no event shall such reports be required to include management compensatory plans or arrangements.

(b)In addition, for so long as the Notes remain outstanding, to the extent not satisfied by the reports referred to in Section 4.03(a), the Issuer shall furnish to the Holders, beneficial owners of the Global Notes, prospective purchasers, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act or any information sent by any Note Party to any creditor under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability).
(c)Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained there, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates with respect thereto). The Trustee shall have no responsibility for the filing, timeliness or content of such reports. Additionally, the Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or any website or datasite under this Indenture.
(d)Notwithstanding anything to the contrary set forth above, if the Issuer (or any direct or indirect parent of the Issuer) has made available through EDGAR or SEC filings the reports and information with respect to the Issuer described in the preceding paragraphs, the Issuer shall be deemed to be in compliance with the provisions of this Section 4.03.
(e)Following each fiscal quarter, the Issuer will participate in conference calls to discuss its results of operations for the period since the previous conference call. The conference call will be held following the distribution of the information called for by Section 4.03(a) and not later than five Business Days following the time that the Issuer distributes the information as set forth in Section 4.03(a) with respect to such quarter. No fewer than two days prior to the conference call, the Issuer will issue a press release or otherwise announce the time and date of such conference call and provide instructions for Holders, beneficial owners of Global Notes, prospective purchasers, broker-dealers and securities analysts to obtain access to such call.
(f)In addition, to the extent not satisfied by the reports referred to in Section 4.03(a), the Issuer shall furnish to the Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
(g)Within thirty (30) days, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Issuer and its Subsidiaries or relating to the ability of the Issuer and its Subsidiaries to perform their obligations hereunder and under the Notes as from time to time may be requested in writing by the Trustee (acting at the instruction of the Required Holders, acting reasonably); and
(1)within twenty-five (25) Business Days after the end of each month, a managerial report containing updates on the construction, operation and budget of the Projects, any Required Subsidiary Distribution, in substantially the same form as previously delivered in connection with the Lumina Notes;

(2)within five (5) Business Days from the occurrence thereof, notice of any event or circumstance that has had or could reasonably be expected to result in a Material Adverse Effect;
(3)within five (5) Business Days from the date that the Issuer or its Subsidiaries become aware, detailed information and copies (as applicable) of material (A) investigations, notices and/or letters from or by Governmental Authorities involving environmental, regulatory, labor and tax issues and/or material violations of Anti-Corruption Laws related to each of the Issuer and the Subsidiaries; and/or (B) initiation of any material administrative, arbitration or judicial proceeding or the rendering of judicial decisions related to each of the Issuer and the Subsidiaries; and/or (C) threatened cancellation, suspension, termination or impairment of any license required for the development, construction, interconnection, ownership, operation or maintenance of the Projects; and/or (D) penalties imposed by any governmental authority on each of the Issuer or the Subsidiaries in relation to (a) Taxes in an amount above R$10,000,000.00, or the equivalent amount in other currencies, adjusted for inflation based on the Broad Consumer Price Index (Índice Nacional de Preços ao Consumidor Amplo – IPCA); and/or (b) competition issues; and/or (c) Social and Environmental Laws, Anti-Corruption Laws and Sanctions; provided that, in any case, in the event of restrictions regarding confidentiality, the Obligors will provide to the Holders only the main information and elements related to the aforementioned facts that are not confidential;
(4)within ten (10) Business Days from occurrence, notice of any interruption or suspension of a substantial portion of the commercial and operational activities of any of the Projects Participants;
(5)within ten (10) Business Days from the date they become aware, a notice of cancellation or material change in terms, coverages or amounts of the Insurance Policies, as well as any material challenge or litigation related to the Insurance Policies;
(6)by the fifth (5th) day of each quarter of the fiscal year, until all Projects Participants fully commence commercial operations, the report of the Independent Engineer of the Projects, containing the follow-up of the physical and financial progress of the Projects (capital expenditure and operating expenses), an update on the construction schedule and a comparison with the initially expected schedule, certification of consistency of the construction of Projects based on the parameters set forth in the Project Documents, the technical specifications and best practices applicable to the sector based on market practices, identification of the main risks and recommendations, assessment of occupational safety, environment and health of employees and subcontractors, follow-up of the equipment delivery status, verification and identification of any change orders, claims and amendments to the Project Documents, and verification of the maintenance or contracting of new insurance policies;
(7)within ten (10) Business Days from the date that either the Issuer or any Subsidiary becomes aware, detailed information and copies (as applicable) of (A) investigations, notices and/or letters from Governmental Authorities involving material environmental issues related to the Projects; and/or (B) the initiation of any administrative, arbitration or judicial proceedings or the rendering of judicial decisions related to the Projects, regarding the Issuer and its Subsidiaries that could reasonably be expected to cause a Material Adverse Effect; and/or (C) any notice containing reasonable details informing that any Government Approval and/or any other applicable licenses required for the operation and continuity of the Projects are under threatened cancellation, suspension and/or termination;
(8)within ten (10) Business Days from the date that either the Issuer or any Subsidiary becomes aware that any assumptions of the Operating Budget has been changed or modified in any material aspect that may negatively affect the Projects, a notice in this regard describing these changes in reasonable detail;
(9)within ten (10) Business Days from the date that either the Issuer or any Subsidiary becomes aware of a claim, damage or loss, whether insured or not, due to fire, theft, other risk or accident, or any act or omission of the Issuer and its Subsidiaries, if this claim, damage or loss materially affects the Issuer and its Subsidiaries and/or the Projects, a notice about the event, describing the details of the claim, damage or loss;
(10)a notice that the commencement of commercial operation of the PortoCem Project will not occur by August 2, 2026, together with a written explanation about the delay, the measures that are being taken and the estimated date for the commencement of commercial operation of the CELBA II and PortoCem Project, and non-commencement of commercial operation under the terms of this item will not be deemed an event of acceleration;
(11)a notice within five (5) Business Days from the date that either the Issuer or any Subsidiary is informed about any communication exchanged with BNDES and/or the Guarantor Banks, in any form, related to (A) the occurrence of an event of default under the terms of the CELBA II BNDES Term Loan (Contrato de Financiamento de Longo Prazo BNDES), the PortoCem Long-Term Financing, and/or an event of reimbursement of the guarantee under the terms of the CELBA II Guarantee Agreement (Contrato de Prestação de Fiança); (B) the non-approval by the Guarantor Banks of the extension of the letters of guarantee issued under the CELBA II Guarantee Agreement; (C) any proposals for the issuance of letters of guarantee to replace those granted by the Guarantor Banks; and (D) any other negotiations with BNDES and/or the Guarantor Banks that may cause a material impact on the CELBA II BNDES Term Loan (Contrato de Financiamento de Longo Prazo BNDES) and/or the CELBA II Guarantee Agreement (Contrato de Prestação de Fiança); and/or
(12)within five (5) Business Days from the date of execution of agreements in an amount, individually or in aggregate, in a fiscal year, greater than $2,000,000 with any Affiliate, an executed copy of the relevant agreement, accompanied by a representation of an Obligor, as applicable, certifying that the relevant agreement was permitted under Section 4.11.
Section 4.04COMPLIANCE CERTIFICATE.
(a)The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the first fiscal year ending after the Issue Date and after giving effect to any fiscal year change effected on or after the Issue Date), an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto). Such certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year-end.
(b)If any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall, within 30 days of becoming aware of such Default, deliver to the Trustee an Officer’s Certificate specifying such Default and what action the Issuer proposes to take with respect thereto (unless such Default has been cured or waived within such 30-day time period).
Section 4.05TAXES.
(a)The Issuer will, and will cause each of its Subsidiaries to, file all Tax returns required to be filed in any jurisdiction, and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes imposed on them or any of their respective properties, assets, income or profits, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer or any Subsidiary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, provided that neither the Issuer nor any Subsidiary shall be required to pay any such Tax if the amount, applicability or validity thereof is being contested by the Issuer or any Subsidiary, as the case may be, on a timely basis in good faith and in appropriate proceedings, and the Issuer or such Subsidiary as the case may be, has established reserves therefor as required in accordance with GAAP on the books of the Issuer or such Subsidiary, as the case may be.
(b)No liability for any stamp duty, stamp duty reserve tax, registration duties, or other similar Tax directly or indirectly imposed, assessed, levied or collected by or for the account of any governmental authority of the United Kingdom or any political subdivision thereof will be incurred by the Issuer as a result of the execution or delivery of the Financing Documents (other than any such Taxes chargeable as a result of the transfer of a Note by a Holder) and, if the Notes are listed on a “recognised stock exchange” for the purposes of Section 1005 of the United Kingdom Income Tax Act 2007 or any replacement or successor legislation, no deduction or withholding in respect of Taxes imposed by or for the account of any governmental authority of the United Kingdom, or to the Issuer’s or any of its Subsidiaries’ knowledge, any other Relevant Taxing Jurisdiction, is required to be made from any payment under the Financing Documents to which it is a party.
Section 4.06STAY, EXTENSION AND USURY LAWS.
Each Note Party covenants (to the extent that they may lawfully do so) that such Note Party shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Note Party (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that such Note Party shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07LIMITATION ON RESTRICTED PAYMENTS.
(a)The Issuer shall not, and shall cause each of its Subsidiaries not to, make any Restricted Payment, other than:
(a)Required Subsidiary Distributions made by any Subsidiary of the Issuer;

(b)[reserved];
(c)for any taxable period in which Issuer and/or any of its Subsidiaries is a disregarded entity, partnership or other flow-through entity for tax purposes, or a member of an income or similar tax group of which a direct or indirect parent of Issuer is the common parent (a “Tax Group”), Restricted Payments used to pay federal, foreign, state and local income or similar taxes, as applicable, of such direct or indirect owner of Issuer or such Tax Group that are attributable to the taxable income of Issuer and/or such Subsidiaries, as applicable, determined taking into account the character of the income and loss of the Issuer and/or such Subsidiaries as it affects the applicable tax rate and taking into account losses of the Issuer and/or such Subsidiaries arising after the Issue Date, to the extent not taken into account in prior periods; provided that any Restricted Payments that are attributable to the taxable income of any such Subsidiary will be permitted only to the extent of the amount of cash distributions made by such Subsidiary to Issuer for the purpose of paying such tax liability; provided, further, that (x) such Restricted Payment will be promptly used to pay such taxes and (y) the amount of such Restricted Payment for any taxable period shall not exceed the amount of such taxes that Issuer would have paid had Issuer been a stand-alone corporate taxpayer (or the parent of a stand-alone corporate Tax Group);
(d)transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any supplemental executive retirement benefit plan, any health, disability or similar insurance plan that covers current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors of the Issuer, or any employment contract or arrangement of the Issuer;
(e)So long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Payments by the Issuer to any direct or indirect holding company of the Issuer to fund reasonable and customary corporate overhead, administrative, legal, accounting, tax, reporting, insurance and other operating expenses, franchise taxes and similar fees, and customary indemnification obligations, directors’ fees and other corporate governance costs, in each case of such holding company, to the extent directly attributable to the ownership or operation of the Issuer and its Subsidiaries and not otherwise paid directly by the Issuer or any of its Subsidiaries; and
(f)Restricted Payments by the Issuer to any direct or indirect holding company of the Issuer, and by any Subsidiary of the Issuer to the Issuer or any other Subsidiary to any such holding company, shall be permitted to the extent reasonably necessary to consummate any bona fide tax reorganization, tax restructuring or other internal reorganization undertaken in good faith for valid tax or corporate purposes and not principally for the purpose of avoiding the limitations set forth in this Indenture, provided that (a) such reorganization does not materially impair the interests of the Holders, (b) no Default or Event of Default has occurred and is continuing or would result therefrom, and (c) any property distributed as part of such reorganization is contributed, transferred or otherwise retained within the Issuer and its Subsidiaries, except as required by the steps of such reorganization.
Notwithstanding anything else in this Section 4.07 to the contrary, the Issuer shall not, and shall not permit any Subsidiary to, make a Restricted Payment in connection with any Liability Management Transaction.
Section 4.08ORGANIZATIONAL DOCUMENTS.
The Issuer will not, and will not permit any Subsidiary to, amend, modify, restate, or otherwise alter any of its Organizational Documents, including but not limited to the articles of incorporation, bylaws, operating agreement, or any equivalent documents, in order to change its corporate purpose, modify its current main activities, or impose restrictions on distribution of dividends (except as required under existing Indebtedness set forth on Schedule 2, or in the PortoCem Long-Term Financing, as the case may be).
Section 4.09ADDITIONAL INDEBTEDNESS.
The Issuer shall not, and will not permit any Subsidiary to, Incur any Indebtedness (other than the Notes), except for the Permitted Indebtedness; provided that this covenant will not prohibit the Incurrence by the Issuer or its Subsidiaries of Indebtedness under the Financing Documents.
Notwithstanding anything else in this Section 4.09 to the contrary, the Issuer shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur or assume any Indebtedness, Disqualified Stock or Preferred Stock in connection with a Liability Management Transaction.
Section 4.10DISPOSITIONS.
Except for the Permitted Dispositions, the Issuer shall not, and shall cause its Subsidiaries not to, make any Disposition or enter into any agreement to make any Disposition, including, but not limited to the sale of all or substantially all or substantially part of the Issuer’s or the Subsidiaries’ Properties and/or any other assets, rights, obligations, in each case as a result of a single or multiple transactions; provided, however that, except for Permitted Dispositions described by clause (e), (f) or (g) of the definition thereof, any Permitted Disposition in an amount equal to or greater than, individually or in aggregate, $5,000,000 is paid for in cash by the acquirer at Fair Market Value, and any net proceeds from such Permitted Disposition are applied by the Issuer pursuant to Section 3.09(a) within thirty (30) days from the closing of the sale creating such proceeds (“Excess Asset Sale Cash”).
Section 4.11TRANSACTIONS WITH AFFILIATES.
The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, enter into, change, modify, renew and/or extend the term of any transaction or group of related transactions of any kind (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with an Affiliate of the Issuer other than the Guarantors (an “Affiliate Transaction”), except for:
(a)Affiliate Transactions between one Subsidiary and another Subsidiary, provided that such Affiliate Transaction is a Permitted Investment as described in item (e) of such definition herein;
(b)Affiliate Transactions otherwise permitted by this Indenture;
(c)Affiliate Transactions set forth in Schedule 3;
(d)(i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Issuer or any of its Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors, (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any supplemental executive retirement benefit plan, any health, disability or similar insurance plan that covers current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors or any employment contract or arrangement and (iv) any transaction with an Immediate Family Member of a current or former officer, director, member of management, manager, employee, member, partner, consultant or independent contractor of the Issuer or any of its Subsidiaries, in connection with any agreement, arrangement or transaction described in the foregoing clauses (i) through (iii);
(e)the payment of all indemnification obligations and expenses owed to any of their respective directors, officers, members of management, managers, employees, members, partners, independent contractors and consultants (or any Immediate Family Member of the foregoing) in connection with such management, monitoring, consulting, advisory or similar services provided by them, whether currently due or paid in respect of accruals from prior periods;
(f)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers, employees, members of management, managers, members, partners, consultants and independent contractors (or any Immediate Family Members of the foregoing) of the Issuer and/or any of its Subsidiaries;
(g)the issuance or transferee of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;
(h)any taxable period in which Issuer and/or any of its Subsidiaries is a disregarded entity, partnership or other flow-through entity for tax purposes, or a member of a Tax Group, Affiliate Transactions to pay federal, foreign, state and local income or similar taxes, as applicable, of such direct or indirect owner of Issuer or such Tax Group that are attributable to the taxable income of Issuer and/or such Subsidiaries, as applicable, determined taking into account the character of the income and loss of the Issuer and/or such Subsidiaries as it affects the applicable tax rate and taking into account losses of the Issuer and/or such Subsidiaries arising after the Issue Date, to the extent not taken into account in prior periods; provided that any Restricted Payments that are attributable to the taxable income of any such Subsidiary will be permitted only to the extent of the amount of cash distributions made by such Subsidiary to Issuer for the purpose of paying such tax liability; provided, further, that (x) such Restricted Payment will be promptly used to pay such taxes and (y) the amount of such Restricted Payment for any taxable period shall not exceed the amount of such taxes that Issuer would have paid had Issuer been a stand-alone corporate taxpayer (or the parent of a stand-alone corporate Tax Group));
Notwithstanding anything else in this Section 4.11 to the contrary, the Issuer shall not, and shall not permit any Subsidiary to, consummate any Affiliate Transaction in connection with any Liability Management Transaction.
Section 4.12LIMITATION ON LIENS.
The Issuer will not permit its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien of any kind on (a)

any Collateral (other than Liens on Property of the Issuer or a Subsidiary securing all obligations of the Issuer under the Notes and each Financing Document pursuant to the terms of the Security Documents) or (b) any of their other Property now owned or hereafter acquired by the Issuer, its Subsidiaries, as the case may be, except for, solely in the case of this clause (b), Permitted Liens.
Notwithstanding anything else in this Section 4.12 to the contrary, the Issuer shall not, and shall not permit any Subsidiary to, incur any Liens in connection with any Liability Management Transaction.
Section 4.13INVESTMENTS.
The Issuer shall not, and shall cause its Subsidiaries not to make any Investment, except for loans or advances permitted by Section 4.07 and Permitted Investments.
Section 4.14REDEMPTION UPON CHANGE OF CONTROL.
(a)Immediately upon the occurrence of a Change of Control, the Issuer shall provide a written notice to each Holder (a copy of which will be delivered to the Trustee) (such notice, a “Change of Control Offer”) that a Change of Control has occurred and that each Holder has the right to require the Issuer to redeem the entire outstanding principal amount of such Holder’s Notes, at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control occurring, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. In order to accept any Change of Control Offer, a Holder shall notify the Issuer in writing at its address for notices contained in this Indenture on or before the fifteenth (15th) Business Day following the date of receipt of the Change of Control Offer from the Issuer, of such Holder’s election to require the Issuer to redeem all of such Holder’s Notes pursuant to such Change of Control Offer. The Issuer shall redeem the Notes of each such Holder on or before the date falling five (5) Business Days after the receipt of any such notice from such Holder. The Notes of any Holder that fails to timely accept a Change of Control Offer shall remain outstanding.
Section 4.15SUBSIDIARY GUARANTORS.
The Issuer shall cause any Subsidiary which becomes a Subsidiary of the Issuer after the Issue Date, other than a Non-Perimeter Subsidiary, to become a “Subsidiary Guarantor” under this Indenture by executing and delivering to the Trustee a Guarantor Joinder Agreement (together with such proof of corporate action, incumbency of officers, opinions of counsel and other customary documents as the Trustee (acting at the instructions of the Required Holders) may reasonably request). Upon the execution and delivery of any such Guarantor Joinder Agreement and such related documentation by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” under and for all purposes of this Indenture and the other Financing Documents.

Section 4.16SECURITY DOCUMENTS; FURTHER ASSURANCES; MAINTENANCE OF SECURITY
(a)The Issuer shall, subject to the English Perfection Requirements, take or cause to be taken, and shall cause each of its Subsidiaries to take or cause to be taken, as the case may be, all actions necessary to maintain each Security Document in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by such Security Documents and the priority thereof, including: (i) making filings and recordations on a timely basis in accordance with the terms of the Security Documents; (ii) making payments of fees and other charges on a timely basis; (iii) issuing and, if necessary, filing or recording supplemental documentation on a timely basis, including continuation statements; (iv) promptly discharging all claims or other Liens adversely affecting the rights of any Secured Party in any Collateral, other than Permitted Liens; (v) publishing or otherwise delivering notice to third parties; (vi) depositing title documents; (vii) issuing all powers- of-attorney under the Security Documents; (viii) delivering all notices and obtaining all consents to have the Security Documents enforceable and effective vis-à-vis third parties; and (ix) taking all other actions necessary to ensure that all Collateral (including any after- acquired Property of the Issuer intended to be covered by any Security Documents to which it is a party) is subject to a valid and enforceable first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties, including by amendments expressly consented by the Required Holders, subject to the priority of the Permitted Liens; and (x) complying with the Perfection Requirements in respect of each Brazilian Security Document within the time periods set forth therein or, if no time period is specified, within thirty (30) days after the execution of such Brazilian Security Document (or, with respect to Collateral subject to the Collateral Suspensive Condition, within thirty (30) days after the satisfaction of the Collateral Suspensive Condition).
(b)Subject to the terms and conditions of this Indenture and the other Financing Documents, the Issuer shall take all actions necessary or required to maintain the security interests in the Collateral contemplated by the Security Documents and will use its commercially reasonable efforts to warrant and defend its title to the Collateral and the interest held by the Collateral Agent for the benefit of the Secured Parties in the Collateral against any claim or demand of any Person which may materially affect the Issuer’s title to or the applicable Secured Party’s right or interest in such Collateral.
(c)Upon the request of the Collateral Agent (acting at the instruction of the Trustee, acting at the instruction of the Required Holders), the Issuer shall execute and deliver all documents and information as may be necessary, or that the Collateral Agent (acting at the instruction of the Trustee, acting at the instruction of the Required Holders) shall request, in order to give effect to the provisions of this Section 4.36.
(d)(i) The Issuer shall, at its sole expense, no later than sixty (60) days following a request of the Collateral Agent (acting at the instruction of the Trustee, acting at the instruction of the Required Holders), deliver to the Collateral Agent a fully executed, duly notarized and apostilled copy of this Indenture, translated by means of a certified and sworn translation into Portuguese and registered with the competent Registry of Titles and Deeds in Brazil and, if applicable, other competent public registries and (ii) each Secured Party shall have the right to take any necessary action for the registration of this Indenture with the competent Registry of Titles and Deeds in Brazil and, if applicable, other competent public registries and all costs and expenses incurred in connection with such registration (including the preparation of any sworn translation of this Indenture into Portuguese) shall be borne (or if applicable, promptly reimbursed to the relevant Secured Party on demand) by the Issuer.

(e)The loans and all related obligations under the Master Loan Agreement and any intercompany loans between the Issuer and its Subsidiaries, including a loan borrowed by one Subsidiary from an Affiliate of the Issuer, shall be fully subordinated in right of payment and priority to the Obligations to the Notes, pursuant to the U.S. Security Agreement.
Section 4.17LINE OF BUSINESS.
    The Issuer will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Issuer and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Issuer and its Subsidiaries, taken as a whole, were engaged on the Issue Date.
Section 4.18[RESERVED].
Section 4.19[RESERVED].
Section 4.20SALE LEASEBACK.
    The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction (other than solely between Obligors), whether involving real property, equipment, or other assets, whereby the Issuer or any Subsidiary sells or transfers any asset to any person and simultaneously or subsequently leases it back, unless each holder of Notes hereunder is offered a bona fide opportunity to (a) participate in such sale and leaseback transaction on the same terms as are offered to the other participating lenders or holders (other than customary and reasonable backstop premiums, fees, or other compensation) or (b) provide other secured financing in lieu of such sale and leaseback transaction on substantially similar economic terms.
Section 4.21USE OF PROCEEDS; OPERATING BUDGETS; COMMITMENT PREMIUM.
(a)The Issuer shall use the proceeds of the Initial Notes, together with cash on hand and any other available funds, solely to (a) refinance the Brazil Bridge Term Loan, (b) refinance the Lumina Notes, (c) fund the RCF-2 / TLA BrazilCo Cash Pool, and (d) to fund operations, capital expenditures, working capital and letter of credit or similar needs, transaction costs, and payment in full of all trade payables owed to New Fortress Energy Inc. and its subsidiaries as of the Issue Date, in each case in accordance with the Issue Date Funds Flow, the terms of this Indenture, the Escrow Agreement, and the other Financing Documents;
(b)The Issuer shall not, and shall not permit any of its Subsidiaries to, approve any Operating Budget that permits the payment of (a) costs and operational expenditures that exceed 15% of the total amount of budgeted costs and operational expenditures for the relevant fiscal year indicated in the Operating Budget attached hereto as Schedule 9; and (b) costs and capital expenditures that exceed the total amount for the relevant fiscal year indicated in such Operating Budget.
(c)On the Issue Date, the Issuer shall pay to each Commitment Premium Party (as defined in the Commitment Letter) the Commitment Premium (as defined in the Commitment Letter) in accordance with the Commitment Letter.

Section 4.22NO AMENDMENTS.
    The Issuer shall not and shall ensure that the other parties thereto do not, amend, or modify or waive any of the terms of the Security Documents, except if otherwise agreed between the parties thereto and the Required Holders.
Section 4.23ANTI-LAYERING.
    Except as otherwise expressly provided for herein, the Issuer shall not, and shall ensure that its Subsidiaries thereto do not, consent or otherwise agree to permit any pari passu, senior or priming lien to the Liens on any Collateral granted for the Collateral Agent (for the benefit of the Secured Parties).
The Obligors shall not create, incur, assume, permit to exist, guarantee or otherwise become liable with respect to any Indebtedness that is contractually subordinated in right of payment to any Senior Indebtedness unless (a) such Indebtedness is otherwise permitted under this Indenture and (b) such Indebtedness is, on terms satisfactory to the Required Holders, contractually subordinated in right of payment to the Notes at least to the same extent as it is subordinated to such Senior Indebtedness.
Section 4.24SALE AND PURCHASE OF GAS.
(a)NFE Power Latam shall not enter into a liquefied natural gas purchase and sale agreement with NFE North Trading and/or its Affiliates with a term in excess of 12 months unless such agreement is (i) at a price no greater than 115% of Henry Hub (HH) plus 3.75 US$/MMBtu (one million British Thermal Units); and (ii) entered after the Required Holders receive confirmation that NFE Power Latam entered into gas purchase and sale agreements with third parties on terms and conditions that are substantially similar to the terms and conditions of the Norsk Hydro Gas Purchase and Sale Agreement, and at a volume and a price that are equal to or above the amounts set forth in the relevant liquefied natural gas purchase and sale agreement to be entered into with CELBA I and NFE North Trading and/or its Affiliates;
(b)CELBA I must not enter into a liquefied natural gas purchase and sale agreement with NFE North Trading and/or its Affiliates with a term in excess of 12 months (i) at a price above (A) 115% of Henry Hub (HH) plus USD3.50 per MMBtu (one million British Thermal Units), or (B) 90% of JKM (Japan Korea Marker); or (ii) until the Required Holders receive confirmation that CELBA I has entered into gas purchase and sale agreements with Gás do Pará on terms and conditions that are substantially similar to the terms and conditions of the Gás do Pará Gas Purchase and Sale Agreement;
(c)except for as described in subsection (b) above, CELBA I must not enter into any new gas purchase and sale agreements without the prior and express consent of the Required Holders; and
(d)after the Restructuring Effective Date, neither NFE Power Latam nor CELBA I may enter into any liquefied natural gas purchase and sale agreement with NFE North Trading and/or its Affiliates unless the Specified Board of Directors and the Required Holders shall have approved such agreement.

Section 4.25COMPLIANCE WITH LAWS.
The Issuer will conduct its business, and will cause its Subsidiaries to conduct each of their businesses, in compliance, in all material respects, with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA and Environmental Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other Government Approvals required under any Project Documents and/or necessary to the ownership of their respective properties or for the performance of conduct of their respective businesses, except when could not reasonably expected to have a Material Adverse Effect.
Section 4.26INSURANCE.
The Issuer will and will cause each of its Subsidiaries to, as applicable, (a) maintain or renew, with financially sound and reputable insurers, insurance coverage for the Projects in relation to its operations and Property in accordance with Schedule 6; (b) make all premium and other payments due in respect of the required Insurance Policies promptly when due and take such other action as may be necessary to cause such policies to be in full force and effect at all times; (c) comply with the requirements/obligations provided for in the policies in order to maintain the coverage; and (d) enforce its rights under the Project Documents to which it is a party, to the extent that it has such rights, so as to ensure that any Person required to provide insurance under a Project Document obtains and maintains such Insurance Policies.
Section 4.27MAINTENANCE OF PROPERTIES.
(a)The Issuer will, and will cause each of its Subsidiaries to, maintain and preserve all of their respective Properties, if any, to the extent necessary or useful in the proper conduct of their businesses (including, in the case of the Projects Participants, the Projects), in good working order and, in the case of the Port Facilities, in such condition that the Projects will have the capacity and functional ability to perform, on a continuing basis (other than ordinary wear and tear), in normal commercial operation, in each case, pursuant to the Project Documents, provided that this Section 4.30 shall not prevent the Issuer or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Issuer has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)The Issuer shall, and shall cause each of its Subsidiaries to, obtain and maintain in force good and valid title and/or rights to such of its Properties, if any, to the extent necessary for the conduct of their respective businesses and, in the case of the Projects Participants, as are necessary under the Project Documents for (1) the implementation, maintenance and operation of the Projects and (2) the use of the Projects Participants’ Property, assets and revenues.
Section 4.28CORPORATE EXISTENCE.
The Issuer will at all times preserve and keep its corporate existence in full force and effect. The Issuer will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Issuer or a Wholly Owned Subsidiary) and all rights and franchises of the Issuer and its Subsidiaries unless, in the good-faith judgment of the Issuer, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. As of the Issue Date, an organizational chart showing the Issuer and its Subsidiaries is set forth in Schedule 7.
No Note Party shall merge, consolidate or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person in connection with any Liability Management Transaction.
At all times, the Issuer shall (a) continue to be a duly organized and existing private limited company formed under the laws of England and Wales, (b) comply with the provisions of its Organizational Documents and the laws of the jurisdiction of its formation relating to private limited companies, (c) observe all customary corporate formalities, (d) be adequately capitalized in light of the nature of its business, (e) not assume or guarantee the liabilities of any other Person, (f) not enter into any transaction with any Affiliate except as contemplated by the Financing Documents or except in the ordinary course of business of the Issuer on terms which are no less favorable to the Issuer than would be obtained in a comparable arms’ length transaction with an unrelated third party, and (g) hold itself out to the public as separate and distinct from every other entity.
Section 4.29BOOKS AND RECORDS.
The Issuer will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any governmental authority having legal or regulatory jurisdiction over the Issuer, or such Subsidiary, as the case may be. The Issuer will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Issuer and its Subsidiaries have devised a system of internal accounting controls sufficient to provide assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets, and the Issuer will, and will cause its Subsidiaries to, continue to maintain such system in accordance with accounting principles generally acceptable in Brazil, as applicable.
Section 4.30PRIORITY OF OBLIGATIONS.
The Issuer will ensure that its payment obligations under this Indenture, the Notes and any other Financing Documents will at all times (a) be subject to any Turnover Agreement and (b) otherwise rank senior in right of payment to all of the existing and future unsecured Indebtedness of the Issuer, the Obligors and the Subsidiaries and no less than pari passu with all of the existing and secured Indebtedness of the Issuer, the Obligors and the Subsidiaries, except for obligations mandatorily preferred by law applying to companies generally and that such payment obligations will be structurally subordinated, in terms of priority, to any present and future obligations under the CELBA II BNDES Term Loan, the CELBA II Guarantee Agreement and the PortoCem Long-Term Financing.

Section 4.31[RESERVED].
Section 4.32PROJECT DOCUMENTS.
(a)The Issuer shall, and shall cause the Projects Participants to: (i) perform and observe all the terms, covenants and obligations under any Project Documents to which the Issuer, the Projects Participants and its Subsidiaries, as the case may be, is or becomes a party; (ii) enforce any rights and remedies available under any Project Documents in response to any third-party default or material breach, including, but not limited to, waive any defaults or the payment of fees; (iii) preserve and maintain all material rights under the Project Documents to which they are a party; (iv) enforce, defend and protect its or their rights under any Project Document with respect to any material indemnity or damage claim; (v) operate, preserve and maintain the Projects in accordance with Applicable Law, specifications in the Project Documents and, in the absence thereof, prudent industry practices, in each case, in all material respects; (vi) take all necessary action to prevent the termination of any of the Project Documents in accordance with the terms thereof or otherwise (other than by virtue of the scheduled expiration of such Project Document), except where failure to do so would not be reasonably expected to result in a Material Adverse Effect.
(b)The Issuer shall, and shall use commercially reasonable efforts to cause each of its Subsidiaries to, perform and observe all terms, covenants and obligations in connection with any Turnover Agreement.
(c)Winter FSRU at TGS Terminal.
(1)Removal or Replacement Permitted. Notwithstanding anything to the contrary in this Indenture or in any other Financing Document, the Issuer and its Subsidiaries may, from time to time, remove, replace, or otherwise redeploy the Floating Storage and Regasification Unit used by NFE Power Latam at the TGS Terminal (“Winter FSRU”), or any vessel substituted therefor (the “Substitute FSRU”), and no Default or Event of Default shall arise solely by reason of such removal, replacement, or redeployment, so long as:
(i)no Default or Event of Default has occurred and is continuing;
(ii)such removal, replacement or redeployment (I) will not result in any breach or default by the Issuer or any of its Subsidiaries in respect of any its material contract obligation, and could not reasonably be expected to have a material adverse effect on the ability of the Issuer and its Subsidiaries to satisfy any of its material contractual obligations and (II) will not result in the Issuer or any of its Subsidiaries failing to comply with any Applicable Law in any material respect, and
(iii)none of the Issuer or any of its Subsidiaries shall be liable for any costs or expenses, including any charter payments, in respect of the Winter FSRU or any Substitute FSRU to be removed, replaced or redeployed, following such removal, replacement or redeployment.
(2)No Breach of Project Documents or Representations. Notwithstanding any requirement in the Project Documents or elsewhere in this Section 4.32 to maintain the Winter FSRU continuously at the TGS Terminal, the removal, replacement, or redeployment of the Winter FSRU in accordance with this Section 4.32(c) shall not constitute a breach of any representation, covenant, or undertaking under this Indenture or any Project Document.

(3)Cross-References; Conforming Edits. Any references herein or in any Project Document to the continuous presence or operation of the Winter FSRU at the TGS Terminal shall be subject to the permitted removal, replacement, or redeployment rights provided in this Section 4.37(c).
(4)Maintenance of Properties Covenant. For avoidance of doubt, and notwithstanding anything in Section 4.27 (or this Section 4.32, as applicable) to the contrary, any requirement to maintain the Winter FSRU (or any replacement FSRU) at the TGS Terminal on a continuous basis shall not prohibit the Issuer or its Subsidiaries from removing, replacing, or redeploying such FSRU in accordance with this Section 4.32(c). Any removal, replacement, or redeployment carried out under this Section 4.32(c) shall not violate Section 4.27 (or Section 4.32) or any similar covenant, provided the Issuer remains in compliance with its other obligations under the Financing Documents.
(5)References in Schedules. Each reference in any Project Document, schedule to this Indenture, or other Financing Document to the Winter FSRU is deemed to include any functionally equivalent floating storage and regasification vessel (i.e., the Substitute FSRU) to the extent the Winter FSRU is removed, replaced or redeployed pursuant to this Section 4.32(c). No Project Document, or Financing Document shall be deemed breached if the Winter FSRU is not physically located at the TGS Terminal, so long as the Issuer and its Subsidiaries satisfy the conditions of this Section 4.32(c).
Section 4.33DISTRIBUTION BY SUBSIDIARIES.
(a)Subject to maintaining a minimum operating cash level as set forth in Schedule 8 attached hereto, the Issuer will cause each of its Subsidiaries to make distributions in respect of the Equity Interests in such Subsidiaries directly or indirectly owned by the Issuer for the benefit of the Issuer (including through any intermediary Subsidiaries) in the maximum amount permitted by law, limited to accumulated earnings balance (or earnings observed in interim periods) and as often as possible from time to time, in each case, as permitted by Applicable Law and existing Indebtedness set forth in Schedule 2 and PortoCem Long-Term Financing, and subject to the satisfaction of any applicable conditions precedent to such distributions under this Indenture, including in, but not limited to, the form of dividends, interest bearing capital (juros sobre capital próprio), intercompany loans (but intercompany loans shall be permitted only to the extent that distributions in form of dividends would result in material adverse Tax consequences to the Issuer or any of its Affiliates and the Issuer provides a notice, certifying, after consultation with counsel, that such distributions would result in material adverse Tax consequences to the Issuer or any of its Affiliates, together with a description of the basis for such consequences) or another form permitted by law (each such distribution, a “Required Subsidiary Distribution”); provided that to the extent that any or all of a Required Subsidiary Distribution by any Subsidiary could reasonably be expected to have a material adverse Tax consequence that is continuing, the portion of such Required Subsidiary Distribution so affected will not be required to be applied in compliance with this Section 4.39 for a period of up to eighteen (18) months; provided further that with respect to any such delay in excess of twelve (12) months, the Issuer shall provide an opinion of counsel in form and substance reasonably satisfactory to the Required Holders stating that, in the opinion of such counsel, there has been or would be a material Tax consequence that would more likely than not prevent or negatively affect such Required Subsidiary Distribution. The Issuer shall cause the Required Subsidiary

Distribution to be deposited in the Revenue Account in accordance with the terms of the Account and Security Agreement.
Section 4.34INDEPENDENT ENGINEER.
The Issuer shall cause CELBA II and PortoCem, as applicable, to maintain an Independent Engineer until CELBA II COD or PortoCem COD, as applicable.
Section 4.35INDEPENDENT DIRECTORS.
No Obligor shall fail for fifteen (15) consecutive Business Days to have less than two Independent Directors in the case of the Issuer and one Independent Director for all other Obligors (or thirty (30) days in the case of such Independent Director’s death, disability or resignation, provided further that in the case of the Issuer, one Independent Director remains at the Issuer during such period). Each Obligor agrees that no vote for a Material Action shall be held unless such Obligor has at least two Independent Directors in the case of the Issuer, or one Independent Director in the case of all other Obligors at such time, all such Independent Directors are present for such vote and the affirmative vote of all Independent Directors is required for such Obligor to take such Material Action, in each case, other than in the event that any creditor (or representative of any such creditor) under any Local Brazilian Debt Facility validly and affirmatively (x) accelerates or otherwise causes the obligations thereunder to become due and payable prior to the stated maturity thereof and (y) exercises secured-creditor remedies against such Obligor or its property to take possession or control of such Obligor or its property.
Section 4.36RESTRUCTURING TRANSACTIONS.
Notwithstanding anything to the contrary in this Indenture, each of the transactions permitted, contemplated by or consented to by the Majority PW/PWP AHG Members (as defined in the Restructuring Support Agreement) under the Restructuring Support Agreement, as applicable, shall be deemed to be permitted under this Indenture and any other Financing Document, in each case solely to the extent that the Restructuring Support Agreement has not been terminated as to the Supporting Creditors that are members of the PW/PWP AHG (as defined in the Restructuring Support Agreement).
ARTICLE 5

[Reserved]
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01EVENTS OF DEFAULT.
(a)An “Event of Default” wherever used herein, means any one of the following events:

(1)(x) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes and (y) default in payment when due and payable at the stated maturity of any Indebtedness of the Issuer or any of its Subsidiaries in excess of $20.0 million in aggregate outstanding principal amount;
(2)default for 5 Business Days or more in the payment when due of interest on or with respect to the Notes;
(3)failure by any Note Party for 30 days after the date on which an Officer of such Note Party obtains knowledge of the failure to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) or (2) above or (17) below) contained in the Financing Documents;
(4)default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Subsidiaries, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default (after giving effect to any applicable grace periods) is in the aggregate equal to $20.0 million (or its foreign currency equivalent);
(5)failure by the Issuer or any Subsidiary to pay final non-appealable judgments aggregating in excess of $20.0 million (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final non-appealable judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgment becomes final and non-appealable, and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(6)(A) the Issuer or any Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(i)commences proceedings to be adjudicated bankrupt or insolvent;
(ii)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(iii)consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or
(iv)makes a general assignment for the benefit of its creditors;
(v)files for judicial reorganization, extrajudicial reorganization proceeding and/or any mediation, conciliation, or interim protective measures proceeding under the Brazilian Bankruptcy Law;
(A)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Issuer or any Subsidiary is to be adjudicated bankrupt or insolvent;

(ii)appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Subsidiary; or
(iii)orders the liquidation of the Issuer or any Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days;
(7)any provision of any Financing Document that materially affects this Indenture, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder, ceases to be in full force and effect, proffered by an immediately enforceable decision, not suspended or cured within up to sixty (60) days thereof; or any Obligor or any other Person (other than the Holders or the Agents) judicially contests in any manner the validity or enforceability of any provision of any Financing Document; or, other than as expressly permitted hereunder or thereunder, any Obligor denies that it has any or further liability or obligation under any Financing Document, or purports to revoke, terminate or rescind any provision of any Financing Document;
(8)the Note Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or such Guarantor or such group of Guarantors denies or disaffirms its obligations under its Note Guarantee (other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or the release of such Note Guarantee in accordance with the terms of this Indenture);
(9)the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Security Documents) other than (A) in accordance with the terms of the relevant Security Document and this Indenture, (B) the satisfaction in full of all Obligations under this Indenture or (C) any loss of perfection that results from the failure of the Notes Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements;
(10)any Note Party shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any material Security Document is invalid or unenforceable (other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, the release of the Note Guarantee of such Guarantor in accordance with the terms of this Indenture or the release of such security interest in accordance with the terms of this Indenture and the Security Documents);
(11)any Projects Participant defaults in the performance of or compliance with the obligations set forth in Section 4.24; provided that with respect to (i) Section 4.24(a), such default is not remedied within 90 days from its occurrence (or the number of days such Projects Participant has to cure such default (if any) under such Project Document (whichever is longer)), and (ii) Section 4.24(a), 4.24(c) and 4.24(d), no such default shall constitute an Event of Default under this clause to the extent such event could not reasonably be expected to result in a Material Adverse Effect;
(12)any Project Document (i) shall be terminated (other than by virtue of the scheduled expiration in the ordinary course of such Project Document in accordance with its terms or as otherwise permitted in accordance with this Indenture); (ii) shall at any time for any reason cease to be valid and/or binding; or (iii) shall be declared to be null and void by any governmental authority; provided that Projects Participant fails to enter into a new project document substantially similar to the terminated Project Document within ninety (90) days as from termination and, provided further that no such event shall constitute an Event of Default under this clause to the extent such event could not reasonably be expected to result in a Material Adverse Effect;
(13)all or a material part of the Projects shall be destroyed or suffer an actual or constructive loss that renders the Project’s construction or operation, as applicable, unfeasible; provided that, in case of partial destruction, an Event of Default under this clause shall only occur to the extent such destruction remains unremedied for the longer of (i) sixty-five (65) days, or (ii) after the coverage term of the related event under the Insurance Policies with loss income coverage has elapsed;
(14)the PortoCem Partial COD shall not have occurred by December 31, 2026;
(15)the PortoCem COD shall not have occurred by September 1, 2027 (subject to extension thereof by the consent of the Required Holders, such consent not to be unreasonably withheld, conditioned or delayed if the Issuer has delivered to the Trustee a written request to extend such deadline that explains the reasons for such extension); or
(16)the CELBA II COD shall not have occurred by September 1, 2026 (subject to extension thereof by the consent of the Required Holders, such consent not to be unreasonably withheld, conditioned or delayed if the Issuer has delivered to the Trustee a written request to extend such deadline that explains the reasons for such extension).
(b)In the event of any Event of Default specified in clause (4) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:
(1)the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
(2)the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(3)the default that is the basis for such Event of Default has been cured.
Section 6.02ACCELERATION.
(a)If any Event of Default (other than an Event of Default specified in clause (6) of Section 6.01(a) with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30.0% in aggregate principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.
(b)[Reserved].
(c)[Reserved].

(d)Upon the effectiveness of a declaration described in clause (a) of this Section 6.02, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of Section 6.01(a) with respect to the Issuer, the principal of and interest on all outstanding Notes shall become due and payable without further action or notice.
(e)(i)    [Reserved].
(i)The Trustee will treat all Noteholders equally with respect to their rights under this Section 6.02. The Issuer hereby confirms that any and all other actions that the Trustee takes or omits to take under this Section and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Issuer’s indemnifications under Section 7.06 of this Indenture.
(f)(i) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (such other default, the “Initial Default”) occurs, then at the time such Initial Default is cured, the Default for a failure to report or failure to deliver a required certificate in connection with the Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed under Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.03 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Any time period specified in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.
(g)Unless directed by Holders in accordance with Section 6.02(a), the Trustee shall have no obligation to accelerate the Notes if in the reasonable judgment of the Trustee acceleration is not in the interest of the Holders (as determined by the Trustee in good faith).
Section 6.03OTHER REMEDIES.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04WAIVER OF PAST DEFAULTS.
Required Holders by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture and the Security Documents, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder, and may rescind any acceleration and its consequences with respect to the Notes; provided such rescission would not conflict with any judgment of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05CONTROL BY MAJORITY.
Required Holders shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent, and the Trustee or the Notes Collateral Agent, as applicable, may act at the direction of the Holders without liability. The Trustee or the Notes Collateral Agent, as applicable, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee or the Notes Collateral Agent, as applicable, determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or the Notes Collateral Agent, as applicable, in personal liability.
Section 6.06LIMITATION ON SUITS.
Subject to Sections 6.07 and 7.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Notes or this Indenture unless:
(1)such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(2)Holders of at least 30.0% in aggregate principal amount of the total outstanding Notes have requested the Trustee in writing to pursue the remedy;
(3)Holders have offered and, if requested, provided to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)Required Holders have not given the Trustee a direction inconsistent with such request within such 60-day period.
Section 6.07RIGHTS OF HOLDERS TO RECEIVE PAYMENT.
Notwithstanding any other provision of this Indenture (including Section 6.06), the contractual right expressly set forth in this Indenture or the Notes of any Holder to receive payment of principal of, premium, if any, or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or purchase date expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

Section 6.08COLLECTION SUIT BY TRUSTEE.
If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09RESTORATION OF RIGHTS AND REMEDIES.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10RIGHTS AND REMEDIES CUMULATIVE.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11DELAY OR OMISSION NOT WAIVER.
No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12TRUSTEE MAY FILE PROOFS OF CLAIM.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to any Note Party (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13PRIORITIES.
Subject to the provisions of the Security Documents, if the Trustee collects any money pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture, it shall pay out the money in the following order:
(i)first to the Trustee (including any predecessor trustee) and second to the Notes Collateral Agent, in each case, and their respective agents and attorneys for amounts due under Section 7.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Notes Collateral Agent and the costs and expenses of collection;
(ii)to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
(iii)to the Issuer or to such party as a court of competent jurisdiction shall direct, including any Note Party, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.
No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Indenture or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at Law, in equity, by statute or otherwise.

Section 6.14UNDERTAKING FOR COSTS.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.
ARTICLE 7

TRUSTEE
Section 7.01DUTIES OF TRUSTEE.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b)Except during the continuance of an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this Section 7.01(c) does not limit the effect of Sections 7.01(b) or 7.01(g);
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
(e)The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense, with respect to such exercise. In each case that the Trustee may or is required hereunder or under the Indenture or any Security Document to take any action (an “Action”), including to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document, the Trustee may seek direction from Required Holders. The Trustee shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from Required Holders, and shall take any Action if directed to do so by the Required Holders if it shall have received indemnity reasonably satisfactory to the Trustee against potential costs and liabilities incurred by the Trustee relating thereto. If the Trustee shall request direction from Required Holders with respect to any Action, the Trustee shall be entitled to refrain from such Action unless and until the Trustee shall have received direction from Required Holders, and the Trustee shall not incur liability to any Person by reason of so refraining.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
Section 7.02RIGHTS OF TRUSTEE.
Subject to the provisions of Section 7.01:
(a)The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order.
(f)The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(g)In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Notes Collateral Agent.
(i)The Trustee may request that the Note Parties deliver a certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.
Section 7.03INDIVIDUAL RIGHTS OF TRUSTEE.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.
Section 7.04TRUSTEE’S DISCLAIMER.
The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.
The Trustee does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture and the Security Documents. The Trustee shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, or any certificate, report, statement, or other document referred to or provided for in, or received by the Trustee under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents.
Section 7.05NOTICE OF DEFAULTS.
If a Default occurs and is continuing and if it is actually known to a responsible officer of the Trustee pursuant to Section 7.02(f), the Trustee shall send to Holders a notice of the Default within 90 days after it is known to the Trustee. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if it in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06COMPENSATION AND INDEMNITY.
The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Note Parties, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee and their officers, agents, directors and employees for, and hold them harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees and expenses), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against any Note Party (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, any Note Party or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder and the Trustee shall not incur any liability it if fails to so notify. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct or gross negligence.
To secure the payment obligations of the Note Parties in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
The provisions of this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the earlier resignation or removal of the Trustee or the termination for any reason of this Indenture.
Section 7.07REPLACEMENT OF TRUSTEE.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. Required Holders may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(a)the Trustee fails to comply with Section 7.09;
(b)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)a custodian or public officer takes charge of the Trustee or its property; or
(d)the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, Required Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
Section 7.08SUCCESSOR TRUSTEE BY MERGER, ETC.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.
Section 7.09ELIGIBILITY; DISQUALIFICATION.
There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
Section 7.10CERTAIN TAX MATTERS.
In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Issuer agrees (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about the parties and/or transactions related to this Indenture and the Notes (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, and (ii) that the Trustee, subject to Section 2.15, shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this section shall survive the termination of this Indenture.

Section 7.11SECURITY DOCUMENTS.
By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute and deliver each of the Security Documents to which the Trustee or the Notes Collateral Agent, as applicable, is to be a party, including any Security Documents executed on or after the Issue Date and any amendments, joinders or supplements to any Security Document not prohibited by this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Security Document, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.
The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02LEGAL DEFEASANCE AND DISCHARGE.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Note Parties shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their Obligations with respect to all outstanding Notes, this Indenture, the applicable Security Documents and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other Obligations under such Notes and this Indenture and the applicable Security Documents, and to have the Obligations of each of the Guarantors discharged with respect to its Note Guarantee, and to have Liens on the Collateral securing the Notes released (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and to have cured all then existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged under this Indenture:

(a)the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;
(b)the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(c)the rights, powers, trusts, duties and immunities of the Trustee and the Notes Collateral Agent, and the Issuer’s obligations in connection therewith; and
(d)this Section 8.02.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.
Section 8.03COVENANT DEFEASANCE.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Note Parties shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15 and 4.17 and clauses (iii), (iv), (v) and (vi) of Section 5.01(a), Section 5.01(c) and Section 5.01(d) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes under this Indenture (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7), 6.01(a)(9) and 6.01(a)(10) shall not constitute Events of Default.
Section 8.04CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.
The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:
(1)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts (including scheduled payments thereon) as will be sufficient, in the opinion of an Independent Financial Advisor, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;
(2)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
(a)the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or
(b)since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(1)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(2)no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
(3)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which any Note Party is a party or by which any Note Party is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
(4)the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of any Note Party or others; and
(5)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.
Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Note Party acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06REPAYMENT TO ISSUER.
The Trustee and each Paying Agent shall promptly turn over to the Issuer upon receipt of an Issuer Order any excess money or securities held by them upon payment of all the obligations under this Indenture. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 8.07REINSTATEMENT.
If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01WITHOUT CONSENT OF HOLDERS.
Notwithstanding Section 9.02, the Issuer, any Guarantor (with respect to its Note Guarantee), this Indenture, or the Security Documents to which it is a party and excluding any amendment or supplement, the sole purpose of which is to add an additional Guarantor), the Trustee and the Notes Collateral Agent, without the consent of any Holders, may amend the Notes, the Note Guarantee, this Indenture, or the Security Documents, for any of the following purposes:
(1)to cure any ambiguity, omission, mistake, defect or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of Notes (including the related definitions) in a manner that does not materially adversely affect any Holder;
(3)[reserved];
(4)to provide for the assumption of any Note Party’s obligations to the Holders pursuant to the terms of this Indenture or any Security Document;
(5)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;
(6)to add covenants for the benefit of the Holders or to surrender any right or power conferred upon any Note Party;
(7)to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;
(8)to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable;
(9)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, a successor Notes Collateral Agent or a successor paying agent hereunder pursuant to the requirements hereof;
(10)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(11)to add Collateral with respect to any or all of the Notes and/or the Note Guarantees;
(12)to comply with the rules of any applicable securities depositary;
(13)to release any Collateral from the Lien securing the Notes when permitted or required by the Security Documents or this Indenture (including pursuant to Section 4.12(b) and including any release of any Lien that is not then otherwise required by this Indenture to be pledged as security for the Notes);
(14)with respect to the Security Documents, as provided in the relevant Security Document; or
(15)to provide for the succession of any parties to the Security Documents (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement that is not prohibited by this Indenture.
Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with the Note Parties in the execution of any amended or supplemental indenture or security documents or intercreditor agreements authorized or not prohibited by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Notes Collateral Agent shall not be obligated to enter into such amended or supplemental indenture or security documents or intercreditor agreements that directly affect its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02WITH CONSENT OF HOLDERS.
Except as provided in Section 9.01 or below in this Section 9.02, the Note Parties and the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, any Note Guarantee, and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (for the avoidance of doubt, including Additional Notes, if any) voting as a single class (including consents or waivers obtained in connection with a purchase or tender offer (including a Change of Control Offer) or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, any Note Guarantee, or any Security Document may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (for the avoidance of doubt, including Additional Notes, if any) voting as a single class (including consents or waivers obtained in connection with a purchase or tender offer (including a Change of Control Offer) or exchange offer for, or purchase of, the Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and/or the Notes Collateral Agent shall join with Note Parties in the execution of any amended or supplemental indenture or security documents or intercreditor agreements authorized or not prohibited by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Notes Collateral Agent shall not be obligated to enter into such amended or supplemental indenture or security documents or intercreditor agreements that directly affect its own rights, duties or immunities under this Indenture or otherwise.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver; it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Without the consent of each affected Holder, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:
(1)reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;
(2)(a) reduce the principal of or change the fixed final maturity of any such Note or reduce the premium payable upon the redemption of such Notes or change the time at which such Notes may be redeemed under Section 3.07, provided that any amendment to notice periods may be made with the consent of Required Holders or (b) change the amount or time of any prepayment of the Notes;
(3)reduce the rate of or change the time for payment of interest on any Note;
(4)waive a Default or Event of Default in (a) the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the outstanding Notes and a waiver of the payment default that resulted from such acceleration, or (b) in respect of a covenant or provision contained in this Indenture or any Note Guarantee which cannot be amended or modified without the consent of all affected Holders;
(5)make any Note payable in money other than that stated therein;
(6)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;
(7)make any change in these amendment and waiver provisions;

(8)amend (a) the contractual right expressly set forth in this Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or (b) either of Sections 6.02 or 6.03;
(9)make any change to or modify the ranking of the Notes that would adversely affect the Holders;
(10)make any change in any Security Document, or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral, which change has the effect of releasing the Liens on all or substantially all of the Collateral which secure the Secured Notes Obligations or (B) change or alter the priority of the Liens securing the Secured Notes Obligations in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of this Indenture or the Security Documents; or
(11)amend any Financing Document in a manner that would have the effect of restricting any holder’s ability to assign its rights and obligations thereunder.
The Issuer will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Guarantor Joinder Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
Notwithstanding anything to the contrary herein, the Super Majority Holders with the consent of the Issuer and the Specified Board of Directors may elect to, on a pro rata basis and on substantially similar terms with all affected Holders, convert, exchange or replace all or any portion of the outstanding Notes into or with (as relevant) other debt or Equity Interests of the Issuer, a direct or indirect parent of the Issuer, a Subsidiary of the Issuer, or any combination thereof, and if and until such election is made, no Holder shall be entitled to any rights, title or interest in any such debt or Equity Interests of the Issuer, a direct or indirect parent of the Issuer, a Subsidiary of the Issuer, or any combination thereof, which election (if made) shall be binding upon all Holders having outstanding Notes.
Section 9.03[RESERVED].
Section 9.04REVOCATION AND EFFECT OF CONSENTS.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.05NOTATION ON OR EXCHANGE OF NOTES.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06TRUSTEE TO SIGN AMENDMENTS, ETC.
The Trustee and the Notes Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent. The Issuer may not sign an amendment, supplement or waiver until its Board approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or security documents or intercreditor agreements is authorized or not prohibited by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of each Note Party, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
ARTICLE 10

GUARANTEES
Section 10.01GUARANTEE.
Subject to this Article 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, as primary obligor and not merely as surety, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any change in the time, manner or place any change in the time, manner or place of payment of, or in any other term of, all or any of the guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, any exchange, release or non-perfection of the Collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the guaranteed Obligations, any law or regulation of any jurisdiction or any other event affecting any term of a Guaranteed Obligation, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives (to the extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
The Note Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be equal in right of payment with all existing and future Senior Indebtedness of such Guarantor.
Each Guarantee is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the guaranteed Obligations (including any and all guaranteed Obligations which remain outstanding after the Maturity Date) and all other amounts payable under its Guarantee, (ii) be binding upon each Subsidiary Guarantor and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Holders and their respective successors, transferees and assigns.
Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
Section 10.02LIMITATION ON GUARANTOR LIABILITY.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
A Note Guarantee shall not apply to the extent that it would result in the Note Guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 of the United Kingdom (or any analogous provision of any other applicable law).
Section 10.03EXECUTION AND DELIVERY.
To evidence its Note Guarantee set forth in Section 10.01, (i) each Subsidiary that executes this Indenture as a Guarantor on the Issue Date hereby agrees that this Indenture shall be executed on behalf of such Guarantor by any Officer of such Guarantor and (ii) each Subsidiary that thereafter becomes a Guarantor in accordance with the terms of this Indenture agrees that a supplemental indenture, substantially in the form of Exhibit D hereto, shall be executed on behalf of such Guarantor by any Officer of such Guarantor.
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
If an Officer of the Issuer or any Guarantor whose signature is on this Indenture or any supplemental indenture hereto no longer holds that office at the time the Trustee authenticates any Note, the Note Guarantee shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
If required by Section 4.15, the Issuer shall cause any of its Subsidiaries to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.
Section 10.04SUBROGATION.
Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture and the Notes shall have been paid in full.

Section 10.05BENEFITS ACKNOWLEDGED.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
Section 10.06WAIVERS
Upon becoming a Subsidiary Guarantor pursuant to this Section 10, each Subsidiary Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the guaranteed Obligations and its Guarantee and any requirement that any Holder protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or the Collateral.
Upon becoming a Subsidiary Guarantor pursuant to this Section 10, each Subsidiary Guarantor irrevocably waives any claims or other rights that it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the obligations of any Subsidiary Guarantor under its Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Holder against the Issuer or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right until all amounts payable hereunder have been irrevocably paid in full and this Indenture is terminated. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Guaranteed Obligations and all other amounts payable under such Subsidiary Guarantor’s Guarantee, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders and all other amounts payable under such Subsidiary Guarantor’s Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture and such Subsidiary Guarantor’s Guarantee, or to be held as collateral for any Guaranteed Obligations or other amounts payable under the Guarantee thereafter arising. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and its Guarantee and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.
Each Subsidiary Guarantor incorporated in Brazil unconditionally, irrevocably and expressly waives any and all benefits set forth under Articles 333 (sole paragraph), 364, 366, 821, 827, 829 (sole paragraph), 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and the benefit of Articles 130, 131 and 794 of the Brazilian Code of Civil Procedure in relation to this Agreement and obligations established hereunder.
Section 10.07RELEASE OF NOTE GUARANTEES.
Notwithstanding anything to the contrary, a Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such

Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Note Guarantee upon (i) a Legal Defeasance or Covenant Defeasance with respect to the Notes in accordance with Article 8 or a satisfaction and discharge of this Indenture with respect to the Notes in accordance with Article 11, (ii) upon the merger, amalgamation, consolidation or winding up of such Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger, amalgamation, consolidation or winding up, or upon the liquidation of such Guarantor or (iii) as described under Article 9 hereof.
Section 10.08BRAZILIAN CENTRAL BANK.
If any authorization, notice to, or registration with, as the case may be, the Brazilian Central Bank becomes necessary to enable any Brazilian Subsidiary that is a Subsidiary Guarantor to make any payment or repayment with respect to the Notes in accordance with this Indenture, the Subsidiary Guarantors shall provide evidence that any applicable notice to, or registration with, as the case may be, the Brazilian Central Bank, to enable the Subsidiary Guarantors to make remittances from Brazil of payments with respect to the Notes, has been made and remains in full force and effect in accordance with applicable law.
ARTICLE 11

SATISFACTION AND DISCHARGE
Section 11.01SATISFACTION AND DISCHARGE.
This Indenture shall be discharged and shall cease to be of further effect as to all Notes, and the Liens on the Collateral securing the Notes will be released, when:
(1)either:
(i)all Notes theretofore authenticated and delivered (except mutilated, lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust) have been delivered to the Trustee for cancellation; or
(ii)(A) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;
(A)any Note Party has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof in an amount (including scheduled payments thereon) sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the date of maturity or redemption, as the case may be;

(B)no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any, material agreement or material instrument (other than this Indenture) to which any Note Party is a party or by which any Note Party is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith); and
(C)the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.
(2)the Issuer has paid or caused to be paid all other sums payable by it under this Indenture; and
(3)the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses (ii)(A), (B), (C) and (D) above.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii)(B) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 shall survive.
Section 11.02APPLICATION OF TRUST MONEY.
Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Note Party acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the each Note Party’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12

COLLATERAL
Section 12.01SECURITY DOCUMENTS.
(a)The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Obligations of the Note Parties to the Holders or the Trustee under this Indenture, the Notes, the Note Guarantees, and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure Secured Notes Obligations. The Trustee and the Note Parties hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents on the Issue Date and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Note Parties shall, at their sole expense and subject to the other limitations set forth in Section 12.07, take all actions (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust and completing the Perfection Requirements, as applicable) that may be required under applicable law, or that the Trustee or the Notes Collateral Agent may reasonably request, in order to ensure the creation, perfection and priority (or continuance thereof) of the security interests created or intended to be created by the Security Documents in the Collateral. Such security interests will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form reasonably satisfactory to the Trustee.
(b)The Secured Parties hereby irrevocably authorize the Collateral Agent, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which any Obligor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Indenture to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Holders or their permitted assignees under the terms of this Indenture or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Indenture and without giving effect to the limitations on actions by the Required Holders contained in Section 9 of this Indenture), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 12.02RELEASE OF COLLATERAL.
(a)Collateral may be released from the Liens and security interests created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents and this Indenture. Notwithstanding anything to the contrary in the Security Documents and this Indenture, the Note Parties will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Note Guarantees under any one or more of the following circumstances:
(i)to enable any Note Party to consummate the sale, transfer or other disposition (including by the termination of Financing Leases or the repossession of the leased property in a Financing Lease by the lessor and by means of a Restricted Payment) of such Collateral to any Person other than any Note Party , to the extent such sale, transfer or other disposition is not prohibited under Section 4.10;
(ii)in the case of a Guarantor that is released from its Note Guarantee, with respect to the Capital Stock, and property and other assets, of such Guarantor, upon the release of such Guarantor from its Note Guarantee;

(iii)with respect to any Collateral that becomes an Excluded Asset, upon it becoming an Excluded Asset; or
(iv)as described under Article 9.
(b)The Liens on the Collateral securing the Notes and the Note Guarantees also shall automatically and without the need for any further action by any Person be terminated and released:
(i)upon payment in full of the principal of, together with accrued and unpaid interest on (including any Additional Amounts relating thereto), the Notes and all other Obligations in respect of the Notes under this Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (and any Additional Amounts relating thereto), are paid; or
(ii)upon a Legal Defeasance or Covenant Defeasance with respect to the Notes under this Indenture as described under Section 8.02 and Section 8.03, or a satisfaction and discharge of this Indenture with respect to the Notes as described under Section 11.01;
in each case, other than any contingent obligations (including contingent indemnity obligations not yet due or payable).
(c)[reserved].
(d)With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture and the Security Documents, as applicable, to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee and the Notes Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents and shall do or cause to be done (at the Issuer’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and such Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate.
Section 12.03SUITS TO PROTECT THE COLLATERAL.
Subject to the provisions of Article 7 and the Security Documents, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:
(a)enforce any of the terms of the Security Documents; and
(b)collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.
Section 12.04AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.
The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 12.05[RESERVED].
Section 12.06POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon any Note Party with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of any Note Party or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
Section 12.07CERTAIN LIMITATIONS ON COLLATERAL.
Notwithstanding anything to the contrary, to the extent that the Lien on any Collateral is not or cannot be created and/or perfected on the Issue Date (other than (a) by the execution and delivery of the Security Agreement by the Note Parties and (b) a Lien on Collateral that is of the type that may be perfected by the filing of a financing statement in the United States under the UCC), in each case after the Issuer’s use of commercially reasonably efforts to do so or without undue burden or expense, the Issuer shall take all necessary actions to create and/or perfect such Lien pursuant to arrangements to be mutually agreed between the Issuer and the Notes Collateral Agent acting reasonably. In addition, notwithstanding anything to the contrary, it is further understood and agreed that:
(a)the Notes Collateral Agent may waive or grant extensions of time for the creation and perfection of security interests in, or obtaining Mortgages, policies of title insurance, legal opinions, surveys, appraisals or other deliverables with respect to, particular assets or the provision of any Note Guarantee by any Subsidiary;
(b)no later than 90 days after the Issue Date, each Note Party shall deliver a Collateral Agreement to the Notes Collateral Agent for each Deposit Account, securities account, and commodities account of each Note Party, in each case, in form and substance reasonably satisfactory to the Notes Collateral Agent. Notwithstanding anything to the contrary in this

Indenture or any Security Document, at all times, each Deposit Account, securities account, and commodities account established and/or maintained by each Note Party must be subject to a Control Agreement except as otherwise agreed by the Notes Collateral Agent in its reasonable discretion; and
(c)no actions shall be required to perfect a security interest in (1) any vehicle, or other asset subject to a certificate of title, (2) letter-of-credit rights not constituting supporting obligations of other Collateral, (3) [reserved], (4) [reserved] or (5) commercial tort claims with a value of less than $1 million, except in the case of each of clauses (1) through (5), perfection actions limited solely to the filing of a UCC financing statement.
Section 12.08NOTES COLLATERAL AGENT.
(a)The Issuer and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture and the Security Documents, and the Issuer and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture and the Security Documents, and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.08. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The Notes Collateral Agent may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.
(c)None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents, or any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents, or for any failure of any Grantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.
(d)The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Issuer or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Security Documents unless it shall first receive such advice or concurrence of the Trustee or Required Holders as it determines and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or Required Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(e)The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or Required Holders (subject to this Section 12.08).
(f)The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of Required Holders, may appoint a successor collateral agent, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.
(g)The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(h)The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) make the representations of the Holders set forth in the Security Documents, (iii) bind the Holders on the terms as set forth in the Security Documents and (iv) perform and observe its obligations under the Security Documents.
(i)If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture and the Security Documents.
(j)The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.
(k)The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or Required Holders or as otherwise provided in the Security Documents.
(l)[reserved].
(m)No provision of this Indenture or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity reasonably satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.
(n)The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.
(o)Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, or any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture and the Security Documents.
(q)The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to any Note Party or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than any Note Party,

Required Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.
(r)Upon the receipt by the Notes Collateral Agent of a written request of the Issuer signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.08(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents.
(s)Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver any Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, except as otherwise provided in this Indenture, the Notes Collateral Agent shall have no discretion under this Indenture and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of Required Holders or the Trustee, as applicable.
(t)After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of Required Holders, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.
(u)The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.13 and the other provisions of this Indenture.
(v)In each case that the Notes Collateral Agent may or is required to take any Action, including to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document, the Notes Collateral Agent may seek direction from Required Holders. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from Required Holders, and shall take any Action if directed to do so by the Required Holders if it shall have received indemnity reasonably satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. If the Notes Collateral Agent shall request direction from Required Holders with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from Required Holders, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.
(w)Notwithstanding anything to the contrary in this Indenture or in any Security Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Security Documents (including the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.
(x)Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of any Note Party, it may require an Officer’s Certificate, which shall conform to the provisions of this Section 12.08 and Sections 13.03 and 13.04; provided that no Officer’s Certificate shall be required in connection with the Security Documents to be entered by the Notes Collateral Agent on the Issue Date. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.
(y)Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.
(z)The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.
(aa)The Note Parties shall furnish to the Trustee and the Notes Collateral Agent, within 120 days after the end of each fiscal year (beginning with the first fiscal year ending after the Issue Date and after giving effect to any fiscal year end change effected on or after the Issue Date), an Officer’s Certificate (which may be the same certificate required to be delivered by the Issuer pursuant to Section 4.04) either (i) (x) stating that such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Security Documents securing the Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken, and (y) stating that on the date of such Officer’s Certificate, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection (to the extent required by the Security Documents) of the security interests of the Notes Collateral Agent securing the Obligations thereunder and under the Security Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12-month period and such continuation statement or amendment is not effective if filed at the time of the Officer’s Certificate, such Officer’s Certificate may so state and in that case the Note Parties shall cause a continuation statement or amendment to be timely filed and become effective so as to maintain such Liens and security interests securing Obligations or (ii) stating that no such action is necessary to maintain such Liens or security interests.
(ab)Section 7.06 of this Indenture shall apply mutatis mutandis to the Notes Collateral Agent in its capacity as such.
(ac)[Reserved].

ARTICLE 13

MISCELLANEOUS
Section 13.01NOTICES.
Any notice or communication by any Note Party, the Trustee or the Notes Collateral Agent to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address, or given electronically:
If to the any Note Party:
NFE BRAZIL FINANCING LIMITED
Suite 1, 7th Floor
50 Broadway London, United Kingdom, SW1H 0DB
Attn: General Counsel
Email: legal@newfortressenergy.com

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001-8602
Attention: Michael J. Schwartz, Esq.
Email: michael.schwartz@skadden.com
If to the Trustee:
Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
Attention: Raye Goldsborough & Pat Healy
Email: rgoldsborough@wsfsbank.com; phealy@wsfsbank.com
If to the Notes Collateral Agent:
Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
Attention: Raye Goldsborough & Pat Healy
Email: rgoldsborough@wsfsbank.com; phealy@wsfsbank.com
With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Winston & Strawn LLP
200 Par Avenue
New York, NY 10166
Attention: Jonathan Levine; Tom Good
Email: jlevine@winston.com; tgood@winston.com

Any Note Party, the Trustee or the Notes Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Notices given by publication (including posting of information as contemplated by the provisions described under Section 4.03) will be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting, notices sent by overnight delivery service will be deemed given on the next Business Day after timely delivery to the courier and notices given electronically will be deemed given when sent. Notice given in accordance with the procedures of DTC will be deemed given on the date sent to DTC. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.
Each of the Trustee and the Notes Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If any Note Party or any Holder elects to give the Trustee or the Notes Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Notes Collateral Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s or Notes Collateral Agent’s, as applicable, understanding of such instructions shall be deemed controlling. The Trustee or the Notes Collateral Agent, as applicable, shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Notes Collateral Agent’s, as applicable, reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the

Trustee or the Notes Collateral Agent, as applicable, acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 13.02[RESERVED].
Section 13.03COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.
Section 13.04CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
Upon any request or application by any Note Party to the Trustee or the Notes Collateral Agent to take any action under this Indenture, such Note Party shall furnish to the Trustee or, if such action relates to a Security Document, the Notes Collateral Agent:
(a)An Officer’s Certificate (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; provided that an Officer’s Certificate shall not be required in connection with the entering into the Security Documents; and
(b)An Opinion of Counsel (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that an Opinion of Counsel shall not be required in connection with (i) the issuance of the Notes that are issued on the Issue Date and (ii) the entering into of the Security Documents.
(c)Notwithstanding anything in this Indenture to the contrary, the Issuer shall not be required to deliver any Officer’s Certificate or Opinion of Counsel with respect to (i) the Trustee’s and Collateral Agent’s execution and delivery of the Indenture or any Security Agreement in connection therewith or (ii) the Trustee’s authentication of the Initial Notes.
Section 13.05STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:
(a)a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 13.06RULES BY TRUSTEE AND AGENTS.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07NO PERSONAL LIABILITY OF DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.
No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of any Note Party or any of their parent companies or entities, as such, shall have any liability for any obligations of any Note Party under the Notes, the Note Guarantees, the Security Documents, or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 13.08GOVERNING LAW; JURISDICTION.
THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE RESIDING IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE BROUGHT IN THE COURTS REFERRED TO ABOVE AND TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY

OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION
Section 13.09WAIVER OF JURY TRIAL.
EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT, AND EACH HOLDER BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13.10FORCE MAJEURE.
In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 13.11NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any Subsidiary or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.12SUCCESSORS.
All agreements of the Issuer in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors.
Section 13.13SEVERABILITY.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.14COUNTERPARTS AND ELECTRONIC EXECUTION.
This Indenture may be executed by one or more of the parties to this Indenture on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Indenture by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Agreement and signature pages for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or such other digital signature provider as specified inwriting to the Trustee by the Issuer, in English. The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 13.15TABLE OF CONTENTS, HEADINGS, ETC.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 13.16USA PATRIOT ACT.
The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
Section 13.17ENGLISH TRANSLATIONS.
Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Indenture shall be in English or accompanied by an English translation thereof, and each recipient thereof shall be entitled to rely conclusively on such translation; provided that, the Trustee’s sole obligation in respect of any documents submitted in a language other than English shall be to make such documents available to the Holders, and the Trustee shall have no other duties or obligation in respect of such documents.
Section 13.18ENGLISH LANGUAGE.
This Indenture and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in Brazil or any other jurisdiction in respect hereof or thereof.

Section 13.19ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS.
Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Documents; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
    NFE BRAZIL FINANCING LIMITED

By:    ____________________________________
    Name:    [●]
    Title:    [●]

[Signature Page to Indenture]

[Signature Page to Indenture]

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee and Notes Collateral Agent
By:
Name:
Title:
[Signature Page to Indenture]

Exhibit A

[Face Of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [ ]
ISIN [ ]1
[RULE 144A][REGULATION S] GLOBAL NOTE
12.000% Senior Secured Notes due 2029
No. ___    [$______________]
NFE Brazil Financing Limited
________ promises to pay to CEDE & CO. or registered assigns, the principal sum of _____________ United States Dollars ($______) [, or such other amount as is set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]2, on June 19, 2029 (the “Stated Maturity Date”).
Interest Payment Dates: May 15 and November 153
Record Dates: May 1 and November 1
1 Rule 144A Note CUSIP: 62909Y AA5
Rule 144A Note ISIN: US62909YAA55
Regulation S Note CUSIP: G6504Y AA4
Regulation S Note ISIN: USG6504YAA40
2 Use bracketed language for a Global Note.
3 With respect to the Initial Notes.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated:
NFE BRAZIL FINANCING LIMITED
By:
    Name
    Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture:
Dated:
WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee
By:
    Authorized Signatory

[Back of Note]
12.000% Senior Secured Notes due 2029
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.INTEREST. NFE Brazil Financing Limited, a private limited company incorporated under the laws of England and Wales with registered number 15966083 (the “Issuer”), promises to pay interest on the unpaid principal amount of this Note at 12.000% per annum until maturity. The Issuer will pay interest semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2026, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) in kind (the “PIK Interest”) by increasing the outstanding principal amount outstanding on each Note pro rata by the amount of any interest to be paid in kind (such additional principal of the Notes corresponding to interest paid in kind, a “PIK Balance”), and any PIK Balance shall thereafter constitute principal for all purposes of such Note and the Indenture, or by issuing additional Notes under the Indenture in an aggregate principal amount equal to such PIK Interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 19, 20264. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2.00% higher than the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at a rate that is 2.00% higher than the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on May 1 and November 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders or by wire transfer; provided that all payments of principal of and interest and premium, if any, on all Global Notes shall be made in accordance with the Depositary’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a payment date is not a Business Day at the place of payment, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
3.For the purposes of article 327 of the Brazilian Civil Code, Brazil may be chosen as the place of payment of the obligations of any Subsidiary Guarantor incorporated under the laws of Brazil under or resulting from any of the Indenture and Security Documents, at the discretion of the Holders and notified to the Trustee, in which case, the Dollar amount of such payment shall be converted into Brazilian reais using the Dollar to Brazilian reais sell exchange rate published by the Central Bank of Brazil on the Business Day immediately preceding the applicable payment date.
4 With respect to the Initial Notes issued on the Issue Date.

4.Each Guarantor unconditionally and irrevocably waives any and all benefits, as applicable, set forth under Articles 333 (sole paragraph), 364, 366, 368, 827, 829 (sole paragraph), 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code (Brazilian Law No. 10,406, of January 10, 2002, as amended) and Articles 130, 131 and 794 of the Brazilian Civil Procedure Code (Brazilian Law No. 13,105, of March 16, 2015, as amended).
5.PAYING AGENT AND REGISTRAR. Initially, Wilmington Savings Fund Society, FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in such capacity.
6.INDENTURE. The Issuer issued the Notes under an Indenture, dated as of June 19, 2026 (the “Indenture”), among the Issuer, the Guarantors from time to time party thereto, the Trustee and the Notes Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 12.000% Senior Secured Notes due 2029. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
7.REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer (or an Alternate Offer) and a Prepayment Offer, as further described in the Indenture. The Issuer shall not be required to make any mandatory or sinking fund payments with respect to the Notes.
8.DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes shall be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Alternate Offer, a Prepayment Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the delivery of a notice of redemption of Notes to be redeemed and ending at the close of business on the day of selection of Notes to be redeemed.
9.PERSONS DEEMED OWNERS. The registered Holder shall be treated as its owner for all purposes.
10.AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
11.DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Note Parties, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
13.GOVERNING LAW. THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
14.CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:
NFE BRAZIL FINANCING LIMITED
Suite 1, 7th Floor
50 Broadway
London, United Kingdom, SW1H 0DB
Attn: General Counsel
Email: legal@newfortressenergy.com

15.SECURITY. The Notes and the Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, will hold the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents on the Issue Date and at any time after Issue Date, as applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.
16.ORIGINAL ISSUE DISCOUNT. THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THIS NOTE BY CONTACTING [●], [●], AT [●].

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: ____________________________________________     (Insert assignee’s legal name)
______________________________________________________________________________(Insert assignee’s soc. Sec. or tax I.D. No.)
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint ______________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _____________________
Your Signature_____________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.09 or 4.14 of the Indenture, check the appropriate box below:
[ ] Section 3.09 [ ] Section 4.14
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.09 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature_____________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
__________________________________________
Signature Guarantee:* __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

* This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF CERTIFICATE OF TRANSFER
NFE BRAZIL FINANCING LIMITED
Suite 1, 7th Floor
50 Broadway
London, United Kingdom, SW1H 0DB
Attn: General Counsel
Email: legal@newfortressenergy.com
Re: 12.000% Senior Secured Notes due 2029
Reference is hereby made to the Indenture, dated as of June 19, 2026 (the “Indenture”), among the Issuer, the Guarantors from time to time party thereto, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.[ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
2.[ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the

Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
3.[ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S WHICH PROVISION MAY NOT BE RULE 144. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
a)[ ] such Transfer is being effected to the Issuer or a subsidiary thereof;
or
b)[ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.
4.[ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
a)[ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
b)[ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
c)

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]
By:
    Name:
    Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
a)[ ] a beneficial interest in the:
(1)[ ] 144A Global Note (CUSIP 62909Y AA5), or
(2)[ ] Regulation S Global Note (CUSIP G6504Y AA4), or
b)[ ] a Restricted Definitive Note.
2.After the Transfer the Transferee will hold:
[CHECK ONE]
a)[ ] a beneficial interest in the:
(1)[ ] 144A Global Note (CUSIP 62909Y AA5), or
(2)[ ] Regulation S Global Note (CUSIP G6504Y AA4), or
b)[ ] a Restricted Definitive Note; or
c)[ ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE
NFE BRAZIL FINANCING LIMITED
Suite 1, 7th Floor
50 Broadway
London, United Kingdom, SW1H 0DB
Attn: General Counsel
Email: legal@newfortressenergy.com.
Re: 12.000% Senior Secured Notes due 2029
Reference is hereby made to the Indenture, dated as of June 19, 2026 (the “Indenture”), among the Issuer, the Guarantors from time to time party thereto, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a)[ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
b)[ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)[ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d)[ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a)[ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b)[ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]
By:
    Name:
    Title:

Dated: _______________________

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________], by [__________________] (the “Guaranteeing Subsidiary”), a subsidiary of the Issuer, and [__], as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, the Guarantors party thereto, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of June 19, 2026 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 12.000% Senior Secured Notes due 2029 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder; and
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned such terms in the Indenture.
(2)Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including Article 10 thereof.
(3)Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(4)Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(5)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.
(6)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)Ratification Of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
(8)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[GUARANTEEING SUBSIDIARY]
By:
    Name:
    Title:
[__],
as Trustee
By:
    Name:
    Title:

EXHIBIT E
[U.S. SECURITY AGREEMENT]

EXHIBIT F
[ACCOUNT AND SECURITY AGREEMENT]

EXHIBIT G
[U.K. SECURITY AGREEMENT]

EXHIBIT H
[CELBA I SHARE FIDUCIARY SALE AGREEMENT]

EXHIBIT I
[NFE POWER BRASIL SHARE FIDUCIARY SALE AGREEMENT]

EXHIBIT J
[CELBA I AND NFE POWER LATAM FIDUCIARY ASSIGNMENT AGREEMENT]

EXHIBIT K
[NFE POWER BRASIL FIDUCIARY ASSIGNMENT AGREEMENT]

EXHIBIT L
[PORTOCEM FIDUCIARY ASSIGNMENT AGREEMENT]

EXHIBIT M
[PORTOCEM PARTICIPAÇÕES QUOTA FIDUCIARY SALE AGREEMENT]

EXHIBIT N
[NFE POWER LATAM QUOTA FIDUCIARY SALE AGREEMENT]